UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Genta Incorporated
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GENTA INCORPORATED
200 Connell Drive
Berkeley Heights, NJ 07922
908-286-9800

June 20, 2012

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders of Genta Incorporated on Thursday, July 26, 2012 at 9:00 a.m., local time, at Connell Corporate Park, 300 Connell Drive, Building 300, Day’s Café, 2nd Floor, Berkeley Heights, New Jersey 07922.

The accompanying notice of Annual Meeting of Stockholders outlines the matters to be brought before the meeting, and the accompanying Proxy Statement discusses these matters in greater detail. The notice and the Proxy Statement have been made a part of this invitation.

Whether or not you plan to attend the Annual Meeting, we urge you to complete, date and sign the enclosed proxy card and return it at your earliest convenience. No postage need be affixed if you use the enclosed envelope and it is mailed in the United States. You may also vote electronically via the Internet or by telephone. If you have any questions or need assistance in completing the proxy card, please contact Investor Relations at the telephone number above.

We are mailing this Proxy Statement and a form of proxy on or about June 26, 2012.

Our Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely yours, /s/ RAYMOND P. WARRELL, JR., M.D. Raymond P. Warrell, Jr., M.D. Chairman and Chief Executive Officer

GENTA INCORPORATED
200 Connell Drive
Berkeley Heights, NJ 07922
908-286-9800

Notice of Annual Meeting of Stockholders

June 20, 2012

The Annual Meeting of stockholders of Genta Incorporated, a Delaware corporation, will be held on July 26, 2012 at 9:00 a.m., local time, at Connell Corporate Park, 300 Connell Drive, Building 300, Day’s Café, 2nd Floor, Berkeley Heights, New Jersey 07922 for the following purposes:

1.	To elect five Directors;
2.	To approve our change in corporate domicile from Delaware to California;
3.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ended December 31, 2012; and
4.	To transact such other business as may properly come before the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting. Attendance at the Annual Meeting is limited to our stockholders and one guest. Only stockholders of record at the close of business on June 19, 2012, the Record Date, are entitled to notice of and to vote at the Annual Meeting.

Your Vote Is Important. Whether Or Not You Plan To Attend The Annual Meeting, We Urge You To Vote Electronically Via The Internet. You May Also Complete, Date And Sign The Enclosed Proxy Card And Return It Or Vote By Telephone.

Important notice regarding the availability of proxy materials for the Annual Meeting:

In accordance with rules approved by the Securities and Exchange Commission, we are providing this notice to our stockholders to advise them of the availability on the Internet of our proxy materials related to our Annual Meeting. The new rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering our proxy materials to our stockholders under the “traditional” method, by providing paper copies, as well as providing access to our proxy materials on a publicly accessible Web site.

Our Proxy Statement and proxy and Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are enclosed, which are also available on our Web site at http://shareowner.mobular.net/shareowner/gnta.

By order of the Board of Directors, /s/ GARY SIEGEL Gary Siegel Corporate Secretary

YOU CAN VOTE IN ONE OF THREE WAYS:

(1) Visit the Web site noted on your proxy card to vote via the Internet,
(2) Use the toll-free telephone number on your proxy card to vote by phone, or
(3) Sign, date and return your proxy card in the enclosed envelope to vote by mail.

GENTA INCORPORATED
200 Connell Drive
Berkeley Heights, NJ 07922
908-286-9800

________________

PROXY STATEMENT
________________

This Proxy Statement contains information related to an Annual Meeting of Stockholders of Genta Incorporated, a Delaware corporation, to be held on July 26, 2012 at 9:00 a.m., local time, at Connell Corporate Park, 300 Connell Drive, Building 300, Day’s Café, 2nd Floor, Berkeley Heights, New Jersey 07922 and at any postponements or adjournments thereof. This Proxy Statement and the enclosed proxy card are being mailed to our stockholders on or about June 26, 2012.

In this Proxy Statement, “Genta”, “Company”, “we”, “us” and “our” refer to Genta Incorporated.

The Annual Meeting will be held for the following purposes:

1.	To elect five Directors;

2.	To approve our change in corporate domicile from Delaware to California;

3.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ended December 31, 2012; and

4.	To transact such other business as may properly come before the Annual Meeting.

VOTING AT THE ANNUAL MEETING

Revocability of Proxies

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including a telephone or Internet vote), by delivering a written revocation of your proxy to our Corporate Secretary, or by voting at the Annual Meeting.  The method by which you vote by proxy will in no way limit your right to vote at the Annual Meeting if you decide to attend in person.  If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the Annual Meeting.

Voting Rights

Only holders of record of our common stock at the close of business on June 19, 2012, the Record Date, are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining a quorum. Broker non-votes occur when a nominee holding shares for a beneficial owner does not have discretionary voting power on a matter and has not received instructions from the beneficial owner.

Approval of Proposal 1, the election of a Director, requires a plurality of the votes present, either in person or by proxy, at the Annual Meeting. For the election of a Director, votes may be cast in favor of or withheld from a nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Brokers may not vote on this proposal without instructions from the beneficial owner of the shares being voted.

Approval of Proposal 2, the approval of the change in corporate domicile from Delaware to California,   requires the affirmative vote of a majority of the shares of common stock outstanding on the Record Date, either in person or by proxy, at the Annual Meeting. Brokers may not vote on Proposal 2 without instructions from the beneficial owner. Broker non-votes and abstentions will be counted as a vote against Proposal 2.

Approval of Proposal 3, the ratification of EisnerAmper LLP as our independent registered public accounting firm for the year ended December 31, 2012, requires a majority of the votes present, either in person or by proxy at the Annual Meeting. Brokers may vote on this proposal even if they do not receive instructions from the beneficial owner. Abstentions and broker non-votes will have the effect of a vote "against" this proposal.

Only stockholders of record at the close of business on June 19, 2012, the Record Date, are entitled to notice of and to vote at the Annual Meeting, and at any postponements or adjournments thereof. As of the Record Date, 5,959,717,543 shares of our common stock, par value $.001 per share, were issued and outstanding, 7,700 shares of our convertible Series A Preferred Stock, par value $.001 per share, were issued and outstanding, and approximately $0.1 million of June 2008 Senior Convertible Promissory Notes (“June 2008 Notes”), approximately $0.2 million of April 2009 Senior Convertible Promissory Notes (“April 2009 Notes”), approximately $1.6 million of September 2009 Unsecured Subordinated Convertible Promissory Notes (“September 2009 Notes”), approximately $5.3 million of March 2010 Unsecured Senior Convertible B Notes (“B Notes”), approximately $7.5 million of March 2010 Unsecured Senior Convertible C Notes (“C Notes”), approximately $6.1 million of March 2010 Unsecured Convertible D Notes (“D Notes”), approximately $6.4 million of March 2010 Unsecured Senior Convertible E Notes (‘E Notes”), approximately $6.0 million of September 2011 Senior Secured Convertible G Notes (“G Notes”),  approximately $0.5 million of September 2011 Senior Secured Convertible H Notes (“H Notes”),  $2.25 million of March 2012 Senior Secured Convertible I Notes (“March 2012 I Notes”) and $2.35 million of June 2012 Senior Secured Convertible I Notes (“June 2012 I Notes”) were outstanding. The June 2008 Notes, April 2009 Notes, September 2009 Notes, B Notes, C Notes, D Notes, E Notes, F Notes, G Notes, H Notes and March 2012 I Notes and June 2012 I  Notes are collectively referred to as the “Convertible Notes”. Holders of our common stock as of the Record Date are entitled to one vote per share for each proposal presented at the Annual Meeting. Holders of our Series A Preferred Stock and of our Convertible Notes are not entitled to vote at the Annual Meeting.

How to Vote; How Proxies Work

Our Board of Directors is asking for your proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy as you can always change your vote at the Annual Meeting. Please complete the proxy card by voting on the Internet, calling the toll-free telephone number on the proxy card, or complete, date and sign the enclosed proxy card and return it at your earliest convenience. We will bear the costs incidental to the solicitation and obtaining of proxies, including the costs of reimbursing banks, brokers and other nominees for forwarding proxy materials to beneficial owners of our capital stock. Proxies may be solicited by our officers and employees, without extra compensation, by mail, telephone, telefax, personal interviews and other methods of communication. In addition, we have retained Computershare Inc.  to act as our proxy solicitor in connection with the Annual Meeting. We have agreed to pay that firm $3,500 plus reasonable out of pocket expenses, for proxy solicitation services.

At the Annual Meeting, and at any postponements and adjournments thereof, all shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted as instructed on those proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR Proposal 1, Proposal 2 and Proposal 3. However, brokers may only vote on Proposal 1 and Proposal 2 if instructions are indicated on a properly executed proxy.

Questions and Answers

Q.           What am I voting on?

•
Election of five Directors (Raymond P. Warrell, Jr., M.D., Marvin E. Jaffe, M.D., Brian R. Leyland-Jones, Ph.D., Richard J. Moran and Christopher P. Parios) for a term ending at the next Annual Meeting of Stockholders;

•	Approval of the change in our corporate domicile from Delaware to California; and
•	Ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ended December 31, 2012.

Q.           Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date of June 19, 2012 are entitled to vote shares held by such stockholders on that date at the Annual Meeting. Each outstanding share entitles its holder to cast one vote. Holders of our Series A Preferred Stock and our Convertible Notes are not entitled to vote at the Annual Meeting.

Q.           How do I vote?

Vote By Internet: Visit the Web site noted on your proxy card to vote via the Internet.

Vote By Mail:  Sign and date the proxy card you receive and return it in the enclosed stamped, self-addressed envelope.

Vote By Telephone:  If you are a stockholder of record (that is, if you hold your stock in your own name), you may vote by telephone by following the instructions on your proxy card.  The telephone number is toll-free, so voting by telephone is at no cost to you.  If you vote by telephone, you do not need to return your proxy card.

Vote in Person:  Sign and date the proxy you receive and return it in person at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.  Telephone and Internet voting will be offered to stockholders owning shares through most banks and brokers.

Q.           Can I access the proxy materials electronically?

This Proxy Statement, the proxy card, and our Annual Report on Form 10-K for the period ended December 31, 2011 are available on our website at http://shareowner.mobular.net/shareowner/gnta.

Q.           Can I change my vote or revoke my proxy?

Yes.  You may change your vote or revoke your proxy at any time before the proxy is exercised.  If you submitted your proxy by mail, you must (a) file with the Corporate Secretary a written notice of revocation or (b) timely deliver a valid, later-dated proxy.  If you submitted your proxy by telephone, you may change your vote or revoke your proxy with a later telephone proxy.  Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Corporate Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Q.           What is the process for admission to the Annual Meeting?

If you are a record owner of your shares (i.e., your shares are held in your name), you must show government issued identification.  Your name will be verified against the stockholder list.  If you hold your shares through a bank, broker or trustee, you must also bring a copy of your latest bank or broker statement showing your ownership of your shares as of the Record Date.

Q.           What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum.  As of June 19, 2012, there were 5,959,717,543 outstanding shares of common stock entitled to vote at the Annual Meeting.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

Q.           What vote is required to approve each item?

Approval of Proposal 1, the election of a Director, requires a plurality of the votes present, either in person or by proxy, at the Annual Meeting. For the election of a Director, votes may be cast in favor of or withheld from a nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Brokers may not vote on this proposal without instructions from the beneficial owner of the shares being voted.

Approval of Proposal 2, the approval of the change in corporate domicile from Delaware to California,   requires the affirmative vote of a majority of the shares of common stock outstanding on the Record Date, either in person or by proxy, at the Annual Meeting. Brokers may not vote on Proposal 2 without instructions from the beneficial owner. Broker non-votes and abstentions will be counted as a vote against Proposal 2.

Approval of Proposal 3, the ratification of EisnerAmper LLP as our independent registered public accounting firm for the year ended December 31, 2012, requires a majority of the votes present, either in person or by proxy at the Annual Meeting. Brokers may vote on this proposal even if they do not receive instructions from the beneficial owner. Abstentions and broker non-votes will have the effect of a vote "against" this proposal.

Q.           What happens if I do not instruct my broker how to vote on the proxy?

If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the ratification of independent registered public accounting firm.

Q.           What are the recommendations of the Board of Directors?

The Board of Directors unanimously recommends that the stockholders vote:

•	FOR each of the nominees for our Board of Directors.
•	FOR the approval of the change in our corporate domicile from Delaware to California.
•	FOR the ratification of EisnerAmper LLP as our independent registered public accounting firm for the year ended December 31, 2012.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

PROPOSAL ONE

Election Of Directors

At the 2012 Annual Meeting, five Directors will be elected to serve a one-year term expiring at the next annual meeting of stockholders and until each Director’s successor shall have been elected and qualified.

Our Board of Directors, or the Board, has nominated Raymond P. Warrell, Jr., M.D., Marvin E. Jaffe, M.D., Brian R. Leyland-Jones, Ph.D., Richard J. Moran and Christopher P. Parios for election as Directors to serve until the 2013 annual meeting of stockholders. All nominees are currently members of the Board.

Each nominee has expressed his willingness to serve as a Director if elected, and we know of no reason why any nominee would be unable to serve. If a nominee becomes unavailable before the election, the proxies may be voted for one or more substitute nominees designated by the Board, or the Board may decide to reduce the number of Directors.

Set forth below is certain information with respect to each nominee for Director.

Nominees for Election at the Annual Meeting

Name	Age	Position With The Company
Raymond P. Warrell, Jr., M.D.	62	Chairman and Chief Executive Officer
Marvin E. Jaffe, M.D.	75	Director
Brian R. Leyland-Jones, Ph.D.(1)	62	Director
Richard J. Moran (1)	65	Director
Christopher P. Parios (2)	71	Lead Director
 (1) Mr. Moran and Dr. Leyland-Jones joined the Board on April 24, 2012.
(2) Mr. Parios became Lead Director of the Board on May 16, 2012.

Raymond P. Warrell, Jr., M.D., 62, has been our Chief Executive Officer and a member of our Board since December 1999 and our Chairman since January 2001. From December 1999 to May 2003, he was also our President. From 1978 to 1999, Dr. Warrell was associated with the Memorial Sloan-Kettering Cancer Center in New York, where he held tenured positions as Member, Attending Physician, and Associate Physician-in-Chief, and with the Joan and Sanford Weill Medical College of Cornell University, where he was Professor of Medicine. Dr. Warrell also has more than 30 years of development and consulting experience in pharmaceuticals and biotechnology products. He discovered and patented the activity of gallium nitrate, and directed the clinical development program that was pivotal for FDA approval of Ganite® (gallium nitrate injection), launched by Fujisawa, Inc. (now Astellas, Inc.) and acquired by Genta.  He directed the U.S. clinical development program that was pivotal for the FDA approval of all-trans retinoic acid (Vesanoid®; Hoffmann LaRoche, Inc.) in acute promyelocytic leukemia (APL). He developed and patented the formulation for arsenic trioxide, was a co-founder and chairman of the scientific advisory board of PolaRx Biopharmaceuticals, Inc., and directed the U.S. development program that was pivotal for the FDA approval of Trisenox®, (Teva, Inc.) another drug for the treatment of APL. Dr. Warrell holds or has filed numerous other patents and patent applications for biomedical therapeutic or diagnostic agents. He has published more than 100 peer-reviewed papers and more than 240 book chapters and abstracts, most of which are focused upon drug development in oncology, metabolism and skeletal diseases. Dr. Warrell is a member of the American Society of Clinical Investigation, the American Society of Hematology, the American Association for Cancer Research and the American Society of Clinical Oncology. Among many awards, he has received the U.S. Public Health Service Award for Exceptional Achievement in Orphan Drug Development from the FDA. He obtained a B.S. in Chemistry from Emory University, a M.D. from the Medical College of Georgia, and a M.B.A. from Columbia University Graduate School of Business. Dr. Warrell is married to Dr. Loretta M. Itri, President, Pharmaceutical Development and Chief Medical Officer of Genta.

The Board believes that Dr. Warrell's leadership of Genta since December 1999, extensive knowledge in the field of oncology and biotechnology products, as well as his educational and business background, position him to make valuable contributions to Genta as the Chairman of its Board of Directors.

Marvin E. Jaffe, M.D., 75, has been a member of our Board since January 20, 2011. He has spent his career in the pharmaceutical industry and has been responsible for the pre-clinical and clinical development of new drugs and biologics in nearly every therapeutic area.  He worked for 18 years at Merck & Co., eventually rising to the position of Senior Vice-President of Medical Affairs. After leaving Merck, Dr. Jaffe became the founding President of the R.W. Johnson Pharmaceutical Research Institute (PRI), a Johnson & Johnson Company. PRI was established for the purpose of providing globally integrated research and development support to several companies within the J&J pharmaceutical sector.  Dr. Jaffe retired from Johnson & Johnson in 1994 and currently serves as a consultant and board member to the biopharmaceutical and biotechnology industries. He has served on the Board of Immunomedics, Inc., and on the Board of NeoGenomics. He has served on the Boards of Genetic Therapy, Inc., Vernalis Group, plc., Celltech Group, plc. and Matrix Pharmaceuticals --  all of which were acquired by other companies. He is on the Scientific Advisory Boards of the Seaver Foundation and the Jefferson Medical College Hospital for Neuroscience. He is a partner of Naimark Associates, which consults to the biopharmaceutical industry.

The Board believes that Dr. Jaffe’s extensive experience at Johnson & Johnson and Merck, as well as his experience as a director on several other biopharmaceutical companies position him to make valuable contributions to Genta as a member of its Board of Directors.

Brian R. Leyland-Jones, Ph.D., 62, joined our Board in April 2012. Dr. Leyland-Jones is a leader in development of anticancer therapy, clinical and molecular pharmacology, translational oncology, biomarker development, and experimental studies of targeted and chemotherapeutic agents. He has recently accepted the position of Enterprise Senior Vice-President of Oncology, Sanford Health, and Director of the Edith Sanford Breast Cancer Center. From 2007 to 2012, Dr. Leyland-Jones was Professor of Medicine at Emory University where, as Director of the Winship Cancer Center and Associate Vice-President of Health Sciences, he led Emory to its current designation as a NCI Comprehensive Cancer Center. Previously, he was Professor of Medicine at McGill University in Montreal.  From 1990 to 2000, he served as founding chair of Oncology and Director of the McGill University Comprehensive Cancer Center. From 1983 to 1990, he served at the National Cancer Institute in Bethesda, MD, where he headed the Developmental Chemotherapy section.  At NCI, he was responsible for the development of approximately 70 anticancer compounds from screening and discovery through Phase III.  In 2001, he was Founding Chairman and CEO of Xanthus, a biotech company focused on individualized cancer therapy by co-development of drugs with biomarkers. The company was acquired by Antisoma in 2008. Dr. Leyland-Jones holds biochemistry, medical, and doctoral degrees from the University of London. He was resident physician at the Hammersmith, Brompton, St. Bartholomew's, and London hospitals. He served fellowships in clinical pharmacology at Cornell University Medical College and in clinical oncology at Memorial Sloan-Kettering Cancer Center, where he also served as a member of the faculty. Dr. Leyland-Jones has authored more than 180 peer-reviewed articles and book contributions and holds more than 30 patents.

The Board believes that Dr. Leyland-Jones's extensive experience in the development of anticancer therapy and biotechnology experience position him to make valuable contributions to Genta as a member of its Board of Directors.

Richard J. Moran, 65, joined our Board in April 2012. From 2005 until his retirement in 2008, he served as Senior Vice-President and Chief Financial Officer at Genta Incorporated. Previously, he was associated with Johnson and Johnson (J&J) and several of its operating companies. He served as Chief Financial Officer, Vice President Finance, and member of the U.S. Board of Ortho Biotech from 1995 to 2002.  From 2000 to 2002, he assumed finance responsibility for the Ortho Biotech Worldwide Board.  In that role, he was responsible for planning, preparation, management, compliance, and controls of the accounting and financial activities of this $4.4 billion global business unit. From 2002 to 2004, he was Director of Special Projects at J&J's Corporate Headquarters, where he was charged with strategic development and implementation of Sarbanes-Oxley Section #404 compliance requirements at more than 350 worldwide locations with $45 billion in sales. Mr. Moran previously served as Finance Group Controller for J&J's International Cilag, Ortho, McNeil Pharmaceuticals (ICOM) Group from 1989 to 1994 during the launch of Eprex® in 50 countries and Procrit® in the U.S.  During that time, he served on the Board for both Cilag Europe and the ICOM Group. From 1983 to 1988, Mr. Moran was a Director of J&J's Corporate Internal Audit Department. Prior to his service at J&J, Mr. Moran was a Staff Auditor for Arthur Andersen & Co.  Mr. Moran is a member of the New Jersey Society of Certified Public Accountants, the American Institute of Certified Public Accountants, and has served as Chairman of the Board and Treasurer of the American Red Cross of Somerset County, NJ.

The Board believes that Mr. Moran’s financial and accounting background, combined with his extensive pharmaceutical industry experience, position him to make valuable contributions to Genta as a member of its Board.

Christopher P. Parios, 71, has been a member of our Board since September 2005 and has been Lead Director since May 2012. Mr. Parios has more than 37 years of pharmaceutical industry experience, including product development, marketing and promotion, strategy and tactic development, and managing pharmaco-economic and reimbursement issues. He has worked with many of the major companies in the pharmaceutical industry including Hoffmann-LaRoche, Ortho-McNeil, Pfizer, Novartis, Schering Plough, Janssen, Ortho Biotech, and Bristol-Myers Squibb. For the period 1997 to May of 2008, Mr. Parios was Executive Director of The Dominion Group, an independent healthcare consulting firm that specializes in market research, strategic planning, and competitive intelligence monitoring. In this role, he was responsible for the full range of market research, consulting, and business planning activities to facilitate informed business decisions for clients regarding product development, acquisitions, product positioning, and promotion. Mr. Parios continues to consult with The Dominion Group on a part-time basis. Previously, Mr. Parios was President and Chief Operating Officer of the Ferguson Communication Group, as well as Vice Chairman of the parent company, CommonHealth USA, a leading full-service communications resource for the healthcare industry. Mr. Parios was a partner in Pracon, Inc., a health-care marketing consulting firm from 1982 to 1991, and helped engineer the sale of that firm to Reed-Elsevier in 1989. Over a 20-year period, Mr. Parios held progressively senior positions at Hoffmann-LaRoche, Inc., most recently as Director of New Product Planning and Regulatory Affairs Management. This group established the project management system for drug development at Roche and coordinated developmental activities for such products as Versed®, Rocephin®, Roferon®, Accutane®, Rimadyl®, and Tegison®. Mr. Parios was also a member of the corporate team responsible for domestic and international product and technology licensing activities.

The Board believes that Mr. Parios’s more than 37 years of pharmaceutical industry experience, including experience with product development, marketing and promotion, strategy and tactic development, and managing pharmaco-economic and reimbursement issues, position him to make valuable contributions to Genta as a member of its Board.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote ‘‘FOR’’ the election of each nominee as Director.

PROPOSAL TWO

REINCORPORATION OF THE COMPANY INTO THE STATE OF CALIFORNIA

In June 2012, the Board of Directors adopted a resolution to submit this proposal to reincorporate the Company from Delaware to California (the “Reincorporation”), subject to stockholder approval. The following summary describes the principal reasons for this proposal, provides a brief comparison of rights as a stockholder in a California and Delaware corporation and describes the mechanics for how the change of domicile would be accomplished if approved.

Background

The Company was incorporated in Delaware in 1988. Although Delaware has historically been the preferred state of incorporation for publicly traded companies because Delaware’s corporate laws are flexible, highly developed and well understood, California provides similar protections under the California General Corporation Law. The Board has considered that the Company’s corporate domicile be changed from Delaware to California primarily because the Reincorporation will result in annual cost savings to the Company of approximately $180,000 with respect to the payment of annual franchise tax fees that are currently paid to the State of Delaware.

Summary Comparison of Rights

In forming the proposed new California corporation (“Genta California”), the Board has generally sought to keep the existing material rights of stockholders in the Delaware corporation (“Genta Delaware”) intact to the extent possible. Where the Board has approved a change in the rights for Genta California, the California rights have been created in a way that is considered to be consistent with rights for a newly public California corporation.

The following summary compares certain of these rights in Genta Delaware with Genta California. Appendix A provides a more detailed comparison of rights and the following summary is subject to and qualified by this appendix.

	Genta Delaware	Genta California
Capital Stock
• Authorized shares	100 billion shares of common stock authorized, 5 million shares of preferred stock authorized	Same
• Exchange of Shares		For each 25,000 shares of Genta Delaware, a stockholder will receive 1 share of Genta California
• Par value	$0.001 per share	Same
• Outstanding shares	5,959,717,543 at June 19, 2012	Reduced by a factor of up to 25,000 depending on the exchange ratio selected by the Board.
• Voting rights for common stock	One vote per share	Same
• Cumulative voting	Not allowed
Per California law, cumulative voting will be permitted until the common stock of Genta California is listed on the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or the NASDAQ Capital Market

Board of Directors
• Election of Directors	Plurality vote	Same
• Removal of Directors	Directors can only be removed for “cause”	Directors may be removed with or without “cause” by a stockholder vote, unless a number of shares sufficient to elect such director (if voted cumulatively) vote against removal
• Filling board vacancies	Vacancies may be filled only by the Board (unless there are no directors, in which case vacancies shall be filled by the stockholders)	Vacancies may be filled by the Board or by the stockholders, provided that only stockholders may fill vacancies created with the removal of a director
• Indemnification
The corporation is obligated to indemnify directors to the full extent permitted, provided that indemnification is not available for certain acts, such as self-dealing transactions, other breaches of the director’s duty of loyalty to the corporation and the payment of unlawful dividends
Similar
Stockholder Rights
• Stockholder calling special meetings	Stockholders do not have the ability to call special meetings	Holders of 10% or more of outstanding shares may call a special meeting
• Ability to act by written consent	Stockholders do not have the ability to act by written consent
Any stockholder action may be taken by written consent signed by the holders of outstanding shares having no less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted

• Advance notice required for proposing business at a meeting	Notice must generally be provided to the Secretary of the Company between 90 and 120 days before the meeting date	Similar
• Appraisal rights	Stockholders may have rights of appraisal in a merger or sale of the Company; these rights will be limited if the Company’s shares are listed on a national securities exchange	Similar
• Bylaw amendments	Bylaws may generally be amended by the Board; where stockholder approval is required, at least two-thirds approval is needed	Same

The Articles of Incorporation of Genta California will be in substantially the form as attached hereto as Appendix B, and the Bylaws of Genta California will be in substantially the form as attached hereto as Appendix C.

Mechanics of the Reincorporation

To complete the Reincorporation, Genta Delaware will merge with and into Genta California, with Genta Delaware disappearing and Genta California continuing as the surviving entity. If the Reincorporation is approved and implemented, upon effectiveness of the Reincorporation, depending on the exchange ratio selected by the Board, up to 25,000 outstanding shares of Genta Delaware common stock will automatically be exchanged for one share of Genta California common stock and each outstanding share of Genta Delaware preferred stock will automatically be exchanged for one share of Genta California preferred stock. Depending on the exchange ratio, each restricted stock unit to purchase up to 25,000 shares of Genta Delaware common stock will also be exchanged for an option to purchase one share of Genta California common stock. Genta Delaware’s other employee benefit arrangements will be continued by Genta California upon the terms and subject to the conditions then in effect.

The Reincorporation will not result in any change in the business, location, management, assets, liabilities or net worth of Genta Delaware, nor will it result in any change in location of Genta Delaware employees, including Genta Delaware’s management. After the change of domicile, the daily business operations of the Company will continue as they are presently conducted at the Company’s principal executive offices located in Berkeley Heights, New Jersey. The consolidated financial condition and results of operations of Genta California immediately after the Reincorporation is completed will be the same as those of Genta Delaware immediately prior to the consummation of the Reincorporation with the exception of the lower number of outstanding shares of Genta California stock.  In addition, upon the effectiveness of the Reincorporation, the Board of Directors of Genta California will consist of those persons currently serving on the Board of Genta Delaware and the individuals serving as the executive officers of Genta Delaware immediately prior to the Reincorporation will continue as executive officers of Genta California.

Stockholders should note that approval of the Reincorporation proposal will also constitute approval of the assumption by Genta California of Genta Delaware’s outstanding equity awards and equity plans, as well as warrants and other outstanding rights to purchase Genta Delaware’s capital stock. Genta Delaware’s other employee benefit arrangements will also be continued by Genta California upon the terms and subject to the conditions in effect prior to the Reincorporation. Prior to the Reincorporation, Genta Delaware will seek to obtain any requisite consents from parties with whom it may have material contractual arrangements. Assuming such consents are obtained, Genta Delaware’s rights and obligations under such material contractual arrangements will continue and be assumed by Genta California.

If approved by our stockholders and any applicable regulatory authorities, the Company expects that the Reincorporation would be effected shortly after the Annual Meeting. However, this proposal allows the Board to abandon the Reincorporation at any time prior to completion if the Board determines that the Reincorporation has become inadvisable for any reason. The form of Agreement and Plan of Merger, which will give effect to the Reincorporation and which is attached to this proxy statement as Appendix D, may also be amended at any time prior to its effectiveness, provided that the Company must re-solicit the stockholder approval of the Reincorporation if the terms of the Agreement and Plan of Merger are changed in any material respect.

No Exchange of Share Certificates Required

All shares of the Company’s common stock are currently uncertificated and are only in book entry form with the Company’s transfer agent. The Reincorporation and resulting change in domicile will not require holders of common stock to do anything to exchange their shares of common stock of Genta Delaware into shares of common stock of Genta California; depending on the exchange ratio selected by the Board, up to 25,000 shares of Genta Delaware common stock will automatically represent 1 share of common stock in Genta California.

The Reincorporation and resulting change in domicile will not require holders of preferred stock to exchange their share certificates; certificates representing Genta Delaware preferred stock will represent the same number of shares of preferred stock in Genta California. As soon as practicable upon or after the change of domicile, however, holders of preferred stock who desire may elect to exchange their share certificates. Detailed instructions concerning the procedures to follow for exchanging stock certificates will be sent to stockholders who request such information following the Reincorporation.

Potential Interests of Directors and Officers

The Company’s directors and officers have no separate interests in this proposal that would be expected to differ materially from the general interests of the Company’s stockholders.

Certain U.S. Federal Income Tax Considerations of the Reincorporation

The following discussion addresses certain U.S. federal income tax considerations that are generally applicable to U.S. holders (as defined below) of common stock of the Company who receive common stock of Genta California in exchange for their common stock of the Company in the Reincorporation. This discussion addresses only those stockholders who hold their common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and does not address all the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, including, without limitation:

•	financial institutions, insurance companies, regulated investment companies or real estate investment trusts;
•	pass-through entities or investors in such entities;
•	tax-exempt organizations;
•	dealers in securities or currencies, or traders in securities that elect to use a mark-to-market method of accounting;
•	persons that hold common stock as part of a straddle or as part of a hedging, integrated, constructive sale or conversion transaction;
•	persons who are not U.S. holders;
•	persons that have a functional currency other than the U.S. dollar;
•	persons who acquired their shares of common stock through the exercise of an employee stock option or otherwise as compensation;
•	persons whose common stock is “qualified small business stock” for purposes of Section 1202 of the Code; and
•	persons who are subject to the alternative minimum tax.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is:
•	a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any of its political subdivisions;
•
a trust that (1) is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the U.S. federal income tax consequences to each partner generally will depend on the status of the partner and the activities of the partnership and the partner. Partners holding common stock and partners in such partnerships should consult their own tax advisors with respect to the U.S. federal income tax consequences of the Reincorporation.

The tax consequences to holders of options to acquire common stock of the Company are also not discussed herein. In addition, the following discussion does not address the tax consequences of transactions effected prior to or after the Reincorporation (whether or not such transactions are in connection with the Reincorporation).

The following discussion is based on the interpretation of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service (the “IRS”) is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Reincorporation to the Company, Genta California and/or the Company’s stockholders. A ruling from the IRS will not be requested in connection with the Reincorporation.

EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISORS TO DETERMINE PARTICULAR FEDERAL TAX CONSEQUENCES TO SUCH STOCKHOLDERS OF THE REINCORPORATION, AS WELL AS THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER LAWS.

Subject to the limitations, qualifications and exceptions described herein, and assuming the Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the Reincorporation will be as follows:

  •   No gain or loss will be recognized by holders of the common stock of the Company upon receipt of common stock of Genta California pursuant to the Reincorporation;

  •   The aggregate tax basis of the common stock of Genta California received by each stockholder of the Company in the Reincorporation will be equal to the aggregate tax basis of the common stock of the Company surrendered in exchange therefor;

  •   The holding period of the common stock of Genta California received by each stockholder of the Company will include the period for which such stockholder held the common stock of the Company surrendered in exchange therefor, provided that such common stock of the Company was held by such stockholder as a capital asset at the time of the Reincorporation; and

  •   No gain or loss will be recognized by the Company or Genta California as a result of the Reincorporation.

A U.S. holder of the Company’s shares may be required to attach a statement to its tax returns for the year of the Reincorporation that contains the information listed in Treasury Regulation Section 1.368-3T(b) and may be required to maintain a permanent record of facts relating to the merger. Such information includes, among other things, the stockholder’s tax basis in the stockholder’s common stock of the Company and the fair market value of the stockholder’s common stock of the Company immediately prior to the Reincorporation.

Rule 144

Under Rule 144 of the Securities Act, the holding period for restricted shares of Genta California common stock received in exchange for Genta Delaware common stock will include the period during which Genta Delaware common stock was held.

Dissenter’s Rights

Under Delaware law, stockholders are entitled to appraisal rights in connection with the Reincorporation under Section 262 of the Delaware General Corporation Law (“Section 262”), provided that they comply with the conditions established by Section 262.

The discussion below is a summary regarding appraisal rights under Delaware law but is not a complete statement of the law regarding dissenter's rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached hereto as Appendix E. Stockholders intending to exercise appraisal rights should carefully review Appendix E. Failure to precisely follow any of the statutory procedures set forth in Appendix E may result in a termination or waiver of these rights.

A stockholder who makes the demand described below with respect to such shares, owns such shares at the time of such demand, continuously is the record holder of such shares through the effective time of the Reincorporation, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the Reincorporation nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery, or the Delaware Court, of the fair value of his, her or its shares of common stock. All references in this summary of appraisal rights to a “stockholder” or “holders of shares of common stock” are to the record holder or holders of shares of our common stock. Except as described herein, preferred stockholders will not be entitled to appraisal rights in connection with the Reincorporation.

Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the Annual Meeting, not fewer than 20 days before the meeting, a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement shall constitute such notice to the record holders of common stock.

Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. Those conditions include the following:

  •   Stockholders electing to exercise appraisal rights must not vote “for” the Reincorporation. Voting “for” the Reincorporation will result in the waiver of appraisal rights. Also, because a submitted proxy not marked “against” or “abstain” will be voted “for” the Reincorporation, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights.

  •   A written demand for appraisal of shares must be filed with us before the taking of the vote on the Reincorporation. The written demand for appraisal should specify the stockholder’s name and mailing address, and that the stockholder is thereby demanding appraisal of his, her or its common stock. The written demand for appraisal of shares is in addition to and separate from a vote against the Reincorporation or an abstention from such vote. That is, failure to return your proxy, voting against, or abstaining from voting on, the Reincorporation will not satisfy your obligation to make a written demand for appraisal.

  •   A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the stock certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in common stock held of record in the name of another person, such as shares of stock held in a voting trust or by a nominee, must act promptly, in such person’s own name, to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

  •   A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to us at 200 Connell Drive, Berkeley Heights, NJ 07922 Attention: Chief Executive Officer.

Within 10 days after the effective time of the Reincorporation, Genta California, as the surviving company, will provide notice of the effective time of the Reincorporation to all stockholders who have complied with Section 262 and have not voted in favor of the Reincorporation.

Within 120 days after the effective time of the Reincorporation, either Genta California or any stockholder who has complied with the required conditions of Section 262 may commence an appraisal by filing a petition in the Delaware Court, with a copy served on Genta California in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all stockholders seeking to exercise appraisal rights. There is no present intent on the part of Genta California to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Genta California will file such a petition or that Genta California will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of our common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

Within 120 days after the effective time of the Reincorporation, any stockholder who has satisfied the requirements of Section 262 will be entitled, upon written request, to receive from Genta California a statement setting forth the aggregate number of shares of Genta Delaware common stock not voting in favor of the Reincorporation and with respect to which demands for appraisal were received and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the stockholder’s request has been received by Genta California or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

If a petition for an appraisal is timely filed and a copy thereof is served upon Genta California, Genta California will then be obligated, within 20 days after service, to file in the office of the Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. Notice of a hearing on the petition for an appraisal will be given by one or more publications in a newspaper of general circulation published in Wilmington, Delaware (or such other publication as the Delaware Court deems advisable) at least one week before the day of the hearing and, if ordered by the Delaware Court, the Register in Chancery will give notice to the petitioning stockholders at the address provided in the petition. At the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. If the Delaware Court decides stockholders are entitled to appraisal rights, the Delaware Court will appraise the shares of Genta Delaware common stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Reincorporation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the consideration they would receive in the Reincorporation. In determining “fair value,” the Delaware Court is required to take into account all relevant factors. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the dissenting stockholder and/or Genta California as the Delaware Court deems equitable under the circumstances. Each dissenting stockholder is responsible for the expenses of its, his or her attorneys and expert witnesses, although, upon application of a dissenting stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the Reincorporation, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date before the effective time of the Reincorporation.

At any time within 60 days after the effective time of the Reincorporation, any stockholder will have the right to withdraw his, her or its demand for appraisal. After this period, a stockholder may withdraw his, her or its demand for appraisal only with the consent of Genta California. If no petition for appraisal is filed with the court within 120 days after the effective time of the Reincorporation, stockholders’ rights to appraisal, if available, will cease. Inasmuch as Genta California has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder’s demand for appraisal by delivering to Genta California a written withdrawal of his, her or its demand for appraisal, except (i) that any such attempt to withdraw made more than 60 days after the effective time of the Reincorporation will require written approval of Genta California and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Reincorporation within 60 days after the effective date of the Reincorporation.

Failure by any stockholder to comply fully with the procedures described above and set forth in Appendix E may result in termination of such stockholder’s appraisal rights. In view of the complexity of exercising appraisal rights under Delaware law, any stockholder considering exercising these rights should consult with legal counsel. For more information about appraisal rights, see the provisions of Section 262 of the DGCL, attached hereto as Appendix E.

Effect of Exchange of Common Stock

In connection with the reorganization, depending on the exchange ratio selected by the Board after consideration of several factors, including the initial listing qualifications of the national securities exchanges, up to 25,000 outstanding shares of Genta Delaware common stock will automatically be exchanged for one share of Genta California common stock and each outstanding share of Genta Delaware preferred stock will automatically be exchanged for one share of Genta California preferred stock (the “Stock Exchange”) in order to attempt to reduce the number of issued and outstanding shares and to increase the per share trading value of our common stock. Our Board of Directors believes that the Stock Exchange would be beneficial in this regard because it would increase the price of our common stock and decrease the number of issued and outstanding shares of our common stock.

An increase in the per share trading value of our common stock would be beneficial because it has the ability to:

-	improve the perception of our common stock as an investment security;
-	reset our stock price to more normalized trading levels in the face of potentially extended market dislocation;
-	appeal to a broader range of investors to generate greater investor interest in us; and
-
reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

A decrease in the number of issued and outstanding shares of our common stock would be beneficial for us because by doing so, we will have more shares available for future issuance. Specifically, as we are required to reserve for future issuance any shares underlying our Convertible Notes, effecting the Stock Exchange will reduce the number of issued and outstanding shares, thereby increasing the number of shares available for future issuance upon conversion of the Convertible Notes (as further discussed below).

You should consider that, although our Board of Directors believes that the Stock Exchange will in fact increase the price of our common stock, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of a company's shares of common stock may in fact decline in value after such an exchange.  You should also keep in mind that the implementation of the Stock Exchange does not have an effect on the actual or intrinsic value of our business or a stockholder's proportional ownership in our Company.  However, should the overall value of our common stock decline after the Stock Exchange, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Potential Effects of the Stock Exchange

The immediate effect of the Stock Exchange would be to reduce the number of shares of our common stock outstanding and to increase the trading price of our common stock. Notwithstanding the decrease in the number of outstanding shares following the Stock Exchange, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

However, we cannot predict the effect of the Stock Exchange upon the market price of our common stock over an extended period, and in many cases, the market value of a company’s common stock following a similar transaction declines. We cannot assure you that the trading price of our common stock after the Stock Exchange will rise in inverse proportion to the reduction in the number of shares of our common stock outstanding as a result of the Stock Exchange. Also, we cannot assure you that the Stock Exchange would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

Examples of Potential Exchanges at Various Ratios. The table below provides examples of exchanges at various ratios from 1-for-2 up to 1-for-25,000:

Shares outstanding at June 19, 2012	Exchange Ratio	Shares outstanding after Exchange	Reduction in Shares Outstanding
5,959,717,543	1-for-2	2,979,858,771	50%
5,959,717,543	1-for-10	595,971,754	90%
5,959,717,543	1-for-25	238,388,702	96%
5,959,717,543	1-for-50	119,194,351	98%
5,959,717,543	1-for-100	59,597,175	99%
5,959,717,543	1-for-1,000	5,959,717	99%
5,959,717,543	1-for-5,000	1,191,943	99%
5,959,717,543	1-for-10,000	595,971	99%
5,959,717,543	1-for-25,000	238,388	99%

The resulting decrease in the number of shares of our common stock outstanding could potentially adversely affect the liquidity of our common stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders.

If we implement the Stock Exchange, depending on the exchange ratio selected by the Board, the number of shares of our common stock held by each stockholder would be reduced by dividing the number of shares held immediately before reorganization by up to 25,000 and then rounding down to the nearest whole share. We would pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the Stock Exchange, as described in further detail below. The Stock Exchange would not affect any stockholder's percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.

Effect on Restricted Stock Units, Warrants, Series A Convertible Preferred Stock, Convertible Promissory Notes.

In addition, we would adjust all outstanding shares of any restricted stock units, warrants, Preferred Stock and Convertible Notes entitling the holders to purchase shares of our common stock as a result of the Stock Exchange, as required by the terms of these securities. In particular, we would reduce the exchange ratio for each instrument, and would increase the exercise price in accordance with the terms of each instrument and depending on the ratio selected by the Board. For example, based on a 1-for-25,000 ratio of the Stock Exchange, the number of shares issuable under such securities would decrease by up to 99% and the exercise price per share would be multiplied by 25,000. Also, we would reduce the number of shares reserved for issuance under our existing 2009 Stock Incentive Plan, as amended and restated, proportionately based on the ratio of the Stock Exchange. The Stock Exchange would not otherwise affect any of the rights currently accruing to holders of our common stock, Preferred Stock, warrants or Convertible Notes exercisable or convertible into shares of our common stock.

Other Effects on Outstanding Shares.

If we implement the Stock Exchange, the rights pertaining to the outstanding shares of our common stock would be unchanged after the Stock Exchange. Each share of our common stock issued following the Stock Exchange would be fully paid and nonassessable.

The Stock Exchange would result in some stockholders owning "odd-lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed Stock Exchange would not affect the registration of our common stock under the Securities Exchange Act.

Authorized Shares of Stock

The Stock Exchange would affect all issued and outstanding shares of common stock and outstanding rights to acquire common stock. We will not change the number of shares of common stock currently authorized.  However, upon the effectiveness of the Stock Exchange, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of common stock issued and outstanding as a result of the Stock Exchange.

As of June 19, 2012, we had (i) 100,000,000,000 shares of authorized common stock, of which  5,959,717,543 shares of common stock, par value $0.001 per share, were issued and outstanding, (ii) 7,700 shares of our Series A Convertible Preferred Stock, par value $0.001 per share, were outstanding, (iii) approximately $38.4 million in aggregate principal amount of Convertible Notes outstanding convertible into approximately 38.4 billion shares of common stock at a conversion rate of $0.001, and (iv) 2,000,000 shares of authorized Series G Participating Cumulative Preferred Stock, of which no shares were issued and outstanding. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of common stock will be diluted.

We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares that will be available following the Stock Exchange that will not be reserved for conversion of the Convertible Notes.

Procedure for Effecting the Stock Exchange and Exchange of Stock Certificates

The Stock Exchange will become effective upon the execution of, or at such later time as is specified in, the Agreement and Plan of Merger, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Stock Exchange.

Upon the Stock Exchange, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Stock Exchange for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Stock Exchange. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following the Stock Exchange, stockholders holding physical certificates must exchange those certificates for new certificates and a cash payment in lieu of any fractional shares.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares

We would not issue fractional shares in connection with the Stock Exchange. Instead, any fractional share resulting from the Stock Exchange because the stockholder owns a number of shares not evenly divisible by the ratio would instead receive cash upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the trading day immediately preceding the effective date of the Stock Exchange. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.

Accounting Consequences

The par value of our common stock would remain unchanged at $0.001 per share after the Stock Exchange. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the Stock Exchange.

Vote Required

The affirmative vote of a majority of the outstanding shares of common stock of the Company is required to approve this proposal. Proxies solicited by the Board will be voted for this proposal, unless you specify otherwise in your proxy.

Your broker will NOT be able to vote your shares with respect to the proposed change of corporate domicile from Delaware to California if you have not provided directions to your broker. We strongly encourage you to submit your voting instruction card and exercise your right to vote as a stockholder.

Recommendation of the Board of Directors

The Board believes that this proposal is in the Company’s best interests and in the best interests of our stockholders and recommends a vote “FOR” the approval of the change in corporate domicile from Delaware to California.

PROPOSAL THREE

Ratification Of The Appointment Of Our Independent Registered Public Accounting Firm

The Board has selected the firm of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2012, subject to ratification by our stockholders at the Annual Meeting. EisnerAmper LLP was our independent registered public accounting firm for the year ended December 31, 2011.

A representative of EisnerAmper LLP is expected to attend the Annual Meeting, has not asked for an opportunity to address Stockholders and is expected to be available to respond to appropriate questions.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2012.

OTHER MATTERS

The Board does not know of any other matter that may be brought before the Annual Meeting. However, if any such other matter is properly brought before the Annual Meeting, as permitted, the proxies may use their own judgment to determine how to vote your shares.

MATTERS RELATING TO OUR GOVERNANCE

The Board and its Committees

The Board currently consists of five Directors. They are Raymond P. Warrell, Jr., M.D., Marvin Jaffe, M.D., Richard J. Moran, Brian R Leyland-Jones, Ph.D. and Christopher P. Parios. The Board has determined that, except for Dr. Warrell, all of the members of the Board are “independent Directors” as defined under NASDAQ rules. In addition, each member of the Board who served during the prior term was independent, with the exception of Dr. Warrell. Dr. Warrell is not considered independent, as he is an executive officer of the Company.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board held eleven meetings during the year ended December 31, 2011. The Audit Committee held five meetings and the Compensation Committee held one meeting. No formal meetings were held by the Nominating and Corporate Governance Committee, as the independent Directors of the Board acted as a whole on nominating and corporate governance matters. Independent Directors of the Board held four executive sessions at which only independent Directors were present. Each member of the Board attended no fewer than 94% of the total number of meetings of the Board and the committees of which he or she was a member.

Board of Directors Leadership Structure and Role in Risk Oversight

Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis. Our leadership structure combines the Chairman of the Board and Chief Executive Officer roles into one position. Currently, Dr. Warrell serves as Chairman of the Board and Chief Executive Officer of our company. Our Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company, the current stage of development and commercialization of our products and product candidates and other relevant factors. In May 2012, our Board designated Christopher P. Parios as Lead Director, who acts as the leader of the independent Directors of the Board, as chairperson of the executive sessions of our independent Directors, as a non-exclusive intermediary between the independent Directors and management, including our Chairman of the Board and Chief Executive Officer, provides input to the Chairman in planning agendas for Board meetings and facilitates discussions among the independent Directors as appropriate between Board meetings. After considering these factors, our Board has determined that the combined roles of Chairman of the Board and Chief Executive Officer, along with a Lead Director, is an appropriate board leadership structure for our Company at this time.

The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our Chairman of the Board and Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment. Furthermore, the Compensation Committee and Audit Committee work together to review any potential short-term or long-term risks as a result of the current decisions of the Company's management.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee currently consists of Richard J. Moran and Christopher P. Parios, with Mr. Moran serving as the Chair. Each member of the Audit Committee is independent. The Board determined that Mr. Moran fulfilled the SEC criteria as an audit committee financial expert. Pursuant to the Audit Committee’s charter adopted by the Board, the purposes of the Audit Committee include reviewing the procedures and results of our external auditing functions, providing a direct communication link to the Board from our external auditing staff and our Chief Financial Officer or his equivalent and helping assure the quality of our financial reporting and control systems. The Audit Committee has the sole authority to retain and terminate the independent registered public accounting firm that examines our financial statements. A copy of this committee’s charter is available on our website at www.genta.com.

Compensation Committee

The Compensation Committee currently consists of Marvin Jaffe, M.D., Brian R. Leyland-Jones, Ph.D. and Christopher P. Parios. Mr. Parios serves as Chair of this Committee. Each member of the Compensation Committee is independent. The primary purpose of the Compensation Committee is to review, on an annual basis or more frequently as it deems appropriate, the performance of our executive officers, determine the amount and form of compensation payable to our executive officers and report to the Board on an annual basis regarding compensation of our executive officers. In addition, the Compensation Committee administers our equity compensation plans. The Compensation Committee, along with the Audit Committee of the Board, reviews any potential short-term or long-term risks as a result of its compensation practices. The Committees believe that these risks are not reasonably likely to have a material adverse effect on the Company. Nonetheless, the Compensation Committee, working with the Audit Committee, seeks to mitigate these risks to the extent possible. A copy of this committee’s charter is available on our website at www.genta.com.

Nominating and Corporate Governance Committee

No formal meetings were held by the Nominating and Corporate Governance Committee, as the independent Directors of the Board acted as a whole on nominating and corporate governance matters during meetings of the Board. The purpose of the Nominating and Corporate Governance Committee is to identify and recommend individuals qualified for nomination to serve on our Board and its committees, ensure that the performance of the Board is reviewed, develop and recommend corporate governance principles to the Board and ensure that an appropriate governing structure with respect to the Board and its committees is in place so that the Board can perform a proper review function. A copy of the Nominating and Corporate Governance Committee’s charter is available on our website at www.genta.com.

In assessing candidates as Director nominees, whether recommended by this committee or stockholders, the committee considers the following criteria:

•	Members of the Board should be individuals of high integrity and independence with substantial accomplishments and prior or current association with institutions noted for their excellence.

•	Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

•	The background and experience of members of the Board should be in areas important to the operation of Genta such as business, education, finance, government, law, medicine or science.

•	The composition of the Board should reflect sensitivity to the need for diversity as to gender, ethnic background and experience.

Stockholders may recommend individuals to be considered as potential directors on the Board by submitting their recommendations in writing to the Nominating and Corporate Governance Committee for their consideration at our address listed on the top of page one of this Proxy Statement.

Compensation of Directors

During 2012, non-employee Directors will earn annual compensation of $25,000; however, non-employee Directors in their first year of joining the Board earned annual compensation of $50,000 per year. For 2012, Dr. Jaffe and Mr. Parios will earn $25,000 and Dr. Leyland-Jones and Mr. Moran will earn $50,000 for their services. Any new Director who joins the Board in 2012 would earn annual compensation of $50,000 per year for their first year on the Board. Each non-employee Director earned an additional $1,500 for each Board meeting and $1,000 for each committee meeting attended in person and $750 for each Board or committee meeting attended telephonically. The Lead Director and each non-employee Chairperson of each committee of the Board earned additional annual cash compensation of $5,000. Each non-employee Director receives $2,500 per day for Board or committee activities outside of normal activities.

Currently, under our 2009 Stock Incentive Plan, as amended, on the date of each annual stockholders meeting, each individual who is at that time serving as, and is to continue to serve as, a non-employee Board member will automatically be granted an award in the form of fully vested shares of common stock and/or options with a value not to exceed $25,000, or at the option of our Board, cash of $25,000. Our Compensation Committee will have the sole discretion to determine the amount and type of award for each year. The applicable annual amount will be determined by the Compensation Committee on or before the date of the grant, but in no event will such amount exceed $25,000. There were no equity grants during 2011.

The following table sets forth certain information regarding compensation earned by or paid to the following non-employee Directors of the Company during the year ended December 31, 2011:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Marvin E. Jaffe, M.D	$57,500	-	-	-	-	-	$57,500
Christopher P. Parios	$40,500	-	-	-	-	-	$40,500
Ana I. Stancic (1)	$65,500	-	-	-	-	-	$65,500
Daniel D. Von Hoff, M.D., F.A.C.P. (1)	$32,500	-	-	-	-	-	$32,500

(1)	Ana I. Stancic resigned from the Board effective March 23, 2012 and Daniel D. Von Hoff, M.D., F.A.C.P. resigned from the Board effective April 24, 2012.

Stockholder Communications to the Board

The Board has provided a process for stockholders to communicate with our Directors. Stockholders and other interested parties who wish to communicate with our Directors may address their correspondence to the Board, to the non-employee Directors or any other group of Directors or committee of the Board or to a particular Director, in care of our Corporate Secretary at our address listed on the top of page one of this Proxy Statement.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The Board has determined that, except for Dr. Warrell, all of the members of the Board are “independent directors”. Dr. Warrell is not considered independent, as he is an executive officer of the Company.

On June 9, 2008, Dr. Raymond Warrell, Jr., Chief Executive Officer and Chairman of the Board of Directors, participated in the initial closing of our sale of June 2008 Notes by purchasing $2.0 million of such notes. Dr. Loretta Itri, President, Pharmaceutical Development and Chief Medical Officer, purchased $0.3 million of such notes. The remaining members of the Board independently discussed Dr. Warrell and Dr. Itri’s participation in the transaction and resolved that such participation would not interfere with Dr. Warrell or Dr. Itri’s exercise of independent judgment in carrying out their responsibilities in their respective positions. In connection with the June 2008 Note financing and in accordance with the Audit Committee Charter, the Audit Committee reviewed and approved the June 2008 Note financing with Dr. Warrell and Dr. Itri.

As part of the March 2010 financing, the Company issued March 2010 warrants to holders of its outstanding June 2008 Notes to extend the maturity of those notes from June 9, 2010 to June 9, 2011. The March 2010 Warrants allow the holder to purchase the same number of shares of common stock issuable upon conversion of the June 2008 Notes. In December 2010, the Company extended the maturity date of its outstanding June 2008 Notes from June 9, 2011 to September 4, 2011 in exchange for December 2010 Warrants. The December 2010 Warrants allow the holder to purchase 10% of the number of shares of common stock issuable upon conversion of the June 2008 Notes and have the same expiration date as the March 2010 Warrants. As part of the September 2011 financing, the Company issued September 2011 Warrants to holders of its outstanding June 2008 Notes to extend the maturity of those notes from September 4, 2011 to September 9, 2013. The September 2011 Warrants, the December 2010 Warrants and the March 2010 Warrants have anti-dilution protection. Dr. Warrell and Dr. Itri, as holders of outstanding June 2008 Notes, received September 2011 Warrants, December 2010 Warrants and March 2010 Warrants.

As part of the March 2012 Financing, the Company and Dr. Warrell and Dr. Itri exchanged approximately $2.0 million of June 2008 Notes for $250 thousand of March 2012 I Notes. Dr. Warrell and Dr. Itri have the option, at each such holder’s discretion, to purchase an additional $1.25 million principal amount of March 2012 I Notes, which such option is exercisable for a period of five years from the closing.  The remaining members of our Board independently discussed Dr. Warrell and Dr. Itri’s participation in the transaction and resolved that such participation would not interfere with Dr. Warrell or Dr. Itri’s exercise of independent judgment in carrying out their responsibilities in their respective positions. In connection with the March 2012 Financing and in accordance with the Audit Committee Charter, the Audit Committee reviewed and approved the March 2012 Financing including the exchange by Dr. Warrell and Dr. Itri of June 2008 Notes for March 2012 I Notes.

Review, Approval or Ratification of Transactions with Related Persons

We have set forth certain policies and procedures with respect to the review and approval of related-party transactions. Specifically, pursuant to our Audit Committee Charter, the Audit Committee is required to review and approve any related-party transactions. In connection with such review and approval, the Audit Committee may retain special legal, accounting or other advisors and may request any of our officers or employees or our outside counsel or independent auditors to meet with any members of, or advisors to, the Audit Committee as well as perform any other activities consistent with the Audit Committee Charter, our by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Code of Ethics

The Board has adopted a Code of Ethics that applies to all our Directors and employees, including our principal executive officer and principal financial officer. A copy of the Code is currently available on our website at www.genta.com.

EXECUTIVE OFFICERS AND COMPENSATION
Executive Officers

Name	Age	Position With The Company
Raymond P. Warrell, Jr., M.D.	62	Chairman and Chief Executive Officer
Gary Siegel	54	Vice President, Finance
Loretta M. Itri, M.D., F.A.C.P.	62	President Pharmaceutical Development and Chief Medical Officer

Our executive officers are:

Raymond P. Warrell, Jr., M.D., 62, has been our Chief Executive Officer and a member of our Board since December 1999 and our Chairman since January 2001. From December 1999 to May 2003, he was also our President. From 1978 to 1999, Dr. Warrell was associated with the Memorial Sloan-Kettering Cancer Center in New York, where he held tenured positions as Member, Attending Physician, and Associate Physician-in-Chief, and with the Joan and Sanford Weill Medical College of Cornell University, where he was Professor of Medicine. Dr. Warrell also has more than 30 years of development and consulting experience in pharmaceuticals and biotechnology products. He discovered and patented the activity of gallium nitrate, and directed the clinical development program that was pivotal for FDA approval of Ganite® (gallium nitrate injection), launched by Fujisawa, Inc. (now Astellas, Inc.) and acquired by Genta.  He directed the U.S. clinical development program that was pivotal for the FDA approval of all-trans retinoic acid (Vesanoid®; Hoffmann LaRoche, Inc.) in acute promyelocytic leukemia (APL). He developed and patented the formulation for arsenic trioxide, was a co-founder and chairman of the scientific advisory board of PolaRx Biopharmaceuticals, Inc., and directed the U.S. development program that was pivotal for the FDA approval of Trisenox®, (Teva, Inc.) another drug for the treatment of APL. Dr. Warrell holds or has filed numerous other patents and patent applications for biomedical therapeutic or diagnostic agents. He has published more than 100 peer-reviewed papers and more than 240 book chapters and abstracts, most of which are focused upon drug development in oncology, metabolism and skeletal diseases. Dr. Warrell is a member of the American Society of Clinical Investigation, the American Society of Hematology, the American Association for Cancer Research and the American Society of Clinical Oncology. Among many awards, he has received the U.S. Public Health Service Award for Exceptional Achievement in Orphan Drug Development from the FDA. He obtained a B.S. in Chemistry from Emory University, a M.D. from the Medical College of Georgia, and a M.B.A. from Columbia University Graduate School of Business. Dr. Warrell is married to Dr. Loretta M. Itri, President, Pharmaceutical Development and Chief Medical Officer of Genta.

Gary Siegel, 54, our Vice President, Finance is our Principal Accounting Officer, Principal Financial Officer and Corporate Secretary. He joined Genta in May 2003 as Director, Financial Services, was appointed Senior Director, Financial Services in April 2004 and was appointed Vice President, Finance in September 2007. He became an executive officer of Genta and assumed his current roles in February 2008. During his tenure, in addition to raising funds for Genta, Mr. Siegel has been accountable for our day-to-day accounting and financial operations including public and management reporting, treasury operations, planning, financial controls and compliance. Prior to joining Genta, he worked for two years at Geller & Company, a private consulting firm, where he led the management reporting for a multi-billion dollar client. His 27 years of experience in the pharmaceutical industry include leadership roles at Warner-Lambert Company and Pfizer Inc., where he held positions of progressively increasing levels of responsibility including Director, Corporate Finance and Director, Financial Planning & Reporting.

Loretta M. Itri, M.D., F.A.C.P., 62, has been our President, Pharmaceutical Development and Chief Medical Officer since May 2003, prior to which she was Executive Vice President, Pharmaceutical Research and Development and Chief Medical Officer since joining Genta in March 2001. Previously, Dr. Itri was Senior Vice President, Worldwide Clinical Affairs, and Chief Medical Officer at Ortho Biotech Inc., a Johnson & Johnson company. As the senior clinical leader at Ortho Biotech and previously at J&J’s R.W. Johnson Pharmaceutical Research Institute (PRI), she led the clinical teams responsible for NDA approvals for Procrit® (epoetin alpha), that company’s largest single product. She had similar leadership responsibilities for the approvals of Leustatin®, Renova®, Topamax®, Levaquin®, and Ultram®. Prior to joining J&J, Dr. Itri was associated with Hoffmann-La Roche, most recently as Assistant Vice President and Senior Director of Clinical Investigations, where she was responsible for all phases of clinical development programs in immunology, infectious diseases, antivirals, AIDS, hematology and oncology. Under her leadership in the areas of recombinant proteins, cytotoxic drugs and differentiation agents, the first successful Product License Application (PLA) for any interferon product (Roferon-A®; interferon alfa) was compiled. Dr. Itri is married to Dr. Warrell, our Chairman and Chief Executive Officer.

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board, or the Committee, has responsibility for overseeing our compensation and benefit policies, evaluating senior executive performance, determining compensation for our senior executives, including our executive officers and Directors, and reviews and discusses the report on executive compensation included in our annual proxy statement.

The individuals who serve as our Chairman of the Board and Chief Executive Officer (CEO) and the Chief Financial Officer (CFO), as well as the other individual included in the Summary Compensation Table below, are referred to as the ‘‘named executive officers’’.

Compensation Philosophy and Objectives

Our compensation philosophy is based on our belief that our compensation programs should: be aligned with stockholders’ interests and business objectives; reward performance; and be externally competitive and internally equitable. We seek to achieve three objectives, which serve as guidelines in making compensation decisions:

•	Providing a total compensation package which is competitive and therefore, enables us to attract and retain, high-caliber executive personnel;

•
Integrating compensation programs with our short-term and long-term strategic plan and business objectives to provide incentives to ensure superior executive performance and successful financial results; and

•
Encouraging achievement of business objectives and enhancement of stockholder value by providing executive management long-term incentives through equity ownership, which align the interests of executives with those of our stockholders.

Role of Executive Officers in the Compensation Decisions

The Committee makes all compensation decisions regarding the compensation of our executive officers. The CEO reviews the performance of our executive officers and except for the President, Pharmaceutical Development and Chief Medical Officer (who is the spouse of the CEO), the CEO makes recommendations to the Committee based on these reviews, including salary adjustments, variable cash awards and equity awards. The Committee exercises its discretion in modifying any recommended adjustments or awards to executives. With respect to the CEO and President, Pharmaceutical Development and Chief Medical Officer, the Committee in its sole discretion determines the amount of any adjustments or awards.

Establishing Executive Compensation

One of the tools that the CEO and the Committee use in establishing compensation is comparisons with other companies in the biotechnology and pharmaceutical industries, including companies with which we compete for personnel. To determine external competitiveness practices relevant to the executive officers, we review data from two industry surveys of executive compensation: Radford Biotechnology Compensation Survey and Organization Resources Counselors, collectively referred to as External Market Data. Due to macroeconomic factors in the global economy and our financial challenges during 2009, 2010 and 2011, the Committee did not feel that changes in executive compensation required repurchase of these data to establish an updated database for decision-making.

In 2008, the Committee retained Aon Radford Consulting (a nationally recognized compensation consulting firm with specific expertise in dealing with the equity issues of biopharmaceutical companies) to conduct a review of market trends related to equity compensation in consideration of the fact that our 1998 Stock Incentive Plan would be expiring in May 2008. The peer group companies used for that analysis were: Access Pharmaceuticals, Inc., AMDL, Inc., Celsion Corp., Idera Pharmaceuticals, Inc., Infinity Pharmaceuticals, Inc., Opexa Therapeutics, Inc., Oscient Pharmaceuticals Corp., Poniard Pharmaceuticals, Inc., SEQUENOM, Inc. and Targeted Genetics Corp. These companies were selected because, like Genta, they were oncology-focused, public pharmaceutical companies with products in mid to late-stage development. Due to limited resources, the Committee did not retain a compensation consultant to advise the Committee on its compensation decisions during 2009, 2010 or 2011 and rather, relied on External Market Data and analyses provided by Aon Radford Consulting for past years in determining to keep executive compensation levels unchanged for 2009, 2010 and 2011.

In establishing compensation levels, it is the Committee’s objective to target total annual compensation of each executive officer at a level between the 50th and 75th percentiles for comparable positions. However, in determining the compensation for each executive officer, the Committee also considers a number of other factors including: an evaluation of the responsibilities required for each respective position, individual experience levels and individual performance and contributions toward achievement of our business objectives. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Instead, the Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its analysis of that individual’s performance and contribution to our performance. In addition, in light of our stage of development, considerable emphasis is placed on equity-based compensation in an effort to preserve cash to finance our research and development efforts.

Other Factors Influencing 2011 Compensation for Executive Officers

Our potential products are in various stages of research and development and limited revenues have as yet been generated from product sales. As a result, the Committee does not believe the use of traditional performance standards, such as corporate profitability, is appropriate in the evaluation of our performance or the performance of our individual executives. The compensation of our executive officers is based, in substantial part, on industry compensation practices, trends noted (in the External Market Data, peer group analysis and by consulting services provided in prior fiscal years), as well as the extent to which the business and individual executive officers’ objectives are achieved. Such objectives are established by the Committee and modified as necessary to reflect changes in market conditions and other factors. Individual performance is measured against quantifiable objectives.

Among the significant business objectives achieved during 2011 were the following: continued development of tesetaxel, including initiation, continuation or completion of clinical trials in melanoma, gastric cancer, breast cancer, bladder cancer and prostate cancer; the finalization of the AGENDA trial in patients with advanced melanoma; and the sale of convertible notes and debt warrants resulting in aggregate gross proceeds of $12.7 million. The failure of the AGENDA trial, which precluded our ability to file regulatory applications for potential commercial approval, was accorded the most significant weight in evaluating our business performance and in making executive compensation decisions. Other factors included the ability to raise additional funds to continue operations, as well as the ongoing maintenance of the promising programs with tesetaxel and oral  gallium to offset the failure of the Genasense® program. These factors were considered carefully in evaluating executive performance and making determinations regarding executive compensation.

In December 2011, due to our failure to close a licensing deal and our limited financial resources, Dr. Warrell recommended to the Committee, and the Committee determined that - for the fourth consecutive year - there should not be any annual salary increases, nor should any incentive bonuses be paid to any employee, including any named executive officers.

Elements of Executive Compensation

Our compensation package for executive officers generally consists of annual cash compensation, which includes both fixed (annual salary) and variable (cash incentive bonus program) elements, long-term compensation in the form of restricted stock units and certain perquisites. The main components are annual salary, cash incentive bonus and the award of restricted stock units, all of which are common elements of executive compensation pay in general and throughout the biotechnology and pharmaceutical industry.

Annual Salary

We pay an annual salary to our employees and the executive officers as consideration for fulfillment of certain roles and responsibilities. Changes in annual salaries for executive officers, if any, are generally effective at the beginning of each year. Increases to annual salary reflect a reward and recognition for successfully fulfilling the position’s role and responsibilities, the incremental value of the experience, knowledge, expertise and skills the individual acquires and develops during employment with us and adjustments as appropriate based on external competitiveness and internal equity. In consideration of our cost-reduction and cash conservation measures, there were no annual salary increases for 2009, 2010 or 2011, other than an increase in the annual salary of Mr. Siegel due to increased responsibilities during 2010. During 2011, in order to further conserve our cash resources, we deferred payment of salaries due to Drs. Warrell and Itri for the period from June 19, 2011 through December 17, 2011 for a total unpaid amount of $414,090.

Cash Incentive Bonus Program

As part of their compensation package, our named executive officers have the opportunity to earn annual cash incentive awards. Cash incentive awards are designed to reward superior executive performance while reinforcing our short-term strategic operating goals. If warranted in special circumstances, individual one-time discretionary bonuses may also be awarded to our named executive officers during the course of the year. Typically, we award cash incentive bonuses to employees, including the executive officers, as a reward and recognition for contributing to our achievement of specific annual business objectives established by the Committee at the beginning of the year. All employees are eligible for a form of cash incentive bonus, although payment of a cash incentive bonus is made at an individual level each year contingent upon our overall performance.

Each year, we establish target bonuses for each executive officer payable based on achievement of specified Company and individual performance goals. The target bonus program amounts for the CEO (40 percent of annual salary) and the President, Pharmaceutical Development and Chief Medical Officer (30 percent of annual salary) are based on the terms of their employment agreements. The target amount for the position of Vice President, Finance was increased to 30 percent of annual salary beginning in 2011 to reflect the change in his position. The maximum bonus program award amounts for the CEO is set at 60 percent of his annual salary, while the maximum bonus program award amounts for the President Pharmaceutical Development and Chief Medical Officer and Vice President, Finance are set at 50 percent of annual salary. In considering annual bonuses, the Committee evaluates the annual performance of the individual executives, focusing on the executive’s performance in his or her area or areas of functional responsibility relative to the achievement of our annual corporate goals and other significant corporate accomplishments. Our strategic plan and individual performance targets include successful partnering transactions, and other strategic plan metrics, operational and financial metrics, regulatory compliance metrics, and timely delivery of specific programs, plans, and budgetary objectives identified by the Committee.

The table below details 2011 annual bonus targets and actual payouts for each of the named executive officers. However, as described above, our business performance was insufficient in 2011, 2010 and 2009 to warrant the payment of cash incentive bonuses to our employees, including named executive officers.

Name	Title	2011 Target Bonus ($)	2011 Target Bonus (% Salary)	2011 Actual Bonus ($)	2011 Actual Bonus (% Salary)
Raymond P. Warrell, Jr., M.D.	Chief Executive Officer and Chairman of the Board	$163,200	40%	$0	0%
Gary Siegel	Vice President, Finance	$75,000	30%	$0	0%
Loretta M. Itri, M.D.	President, Pharmaceutical Development and Chief Medical Officer	$140,250	30%	$0	0%

Equity-Based Compensation

We grant equity-based compensation to employees, including executive officers, to attract, motivate, engage and retain highly qualified and highly sought-after employees. We grant equity awards on a broad basis to encourage all employees to work with a long-term view. We award restricted stock units, or RSUs, because we believe RSUs are an appropriate vehicle to align the employee’s interests with those of our stockholders. However, there were no equity awards during 2011.

Determining The Timing And Exercise Price Of Equity-Based Compensation

There is no established practice of timing equity grants in advance of the release of favorable or unfavorable financial or business results. Grants of stock options or RSUs to executive officers are made only at duly convened meetings of the Committee. Equity awards for newly hired executives are typically made at the next scheduled Committee meeting following the executive’s hire date. It is our intent that all stock option grants have an exercise price per share equal to the closing selling price per share on the grant date.

Perquisites

Our CEO and President, Pharmaceutical Development and Chief Medical Officer have employment agreements that provide for the perquisites discussed under the heading “Employment Agreements”. Our other named executive officer does not receive perquisites in excess of $10,000 in annual value.

Severance Benefits

Dr. Warrell and Dr. Itri are eligible for severance benefits under the terms of their employment agreements as described under the heading “Employment Agreements”. Mr. Siegel is eligible for severance benefits under the terms of a letter agreement. For executives, severance benefits are intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other of our constituents without undue concern over whether the transactions may jeopardize the executive’s own employment.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based. The RSUs awarded as a component of equity compensation do not qualify as performance-based compensation. However, we believe that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to our financial performance or through RSUs tied to the executive officer’s continued service, which may, together with base salary, exceed in the aggregate the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

2012 Bonus Guidelines

The dollar amounts of the 2012 annual bonus targets for the named executive officer are as shown below:

Name	Title	2012 Target Bonus ($)	2012 Target Bonus (% Salary)
Raymond P. Warrell, Jr., M.D.	Chief Executive Officer and Chairman of the Board	$163,200	40.0%
Gary Siegel	Vice President, Finance	$75,000	30.0%
Loretta M. Itri, M.D.	President, Pharmaceutical Development, and Chief Medical Officer	$140,250	30.0%

Summary Compensation Table

The following table sets forth certain information regarding compensation earned by or paid to our Chief Executive Officer, our Chief Financial Officer and our one other executive officer, collectively referred to as the named executive officers, during the years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation earnings ($)	All Other Compensation ($)		Total ($)
Raymond P. Warrell, Jr. M.D.	2011	408,000	(2)	-		-		-	-	-	35,491	(3)	443,491
Chairman and	2010	393,877		-		118,209		-	-	-	37,212	(3)	549,298
Chief Executive Officer	2009	422,123	(4)	-		10,457,498	(5)	-	-	-	29,093	(3)	10,908,714

Gary Siegel	2011	250,000		-		-		-	-	-	12,955	(6)	262,955
Vice President, Finance	2010	228,115		62,500	(7)	19,702		-	-	-	19,340	(6)	329,657
	2009	217,269		-		1,161,944	(8)	-	-	-	4,652	(6)	1,383,865

Loretta M. Itri, M.D.	2011	467,500	(9)	-		-		-	-	-	18,108	(10)	485,608
President, Pharmaceutical	2010	451,317		-		42,015		-	-	-	29,461	(10)	522,793
Development and Chief	2009	483,683	(11)	-		3,583,436	(12)	-	-	-	9,667	(10)	4,076,786
Medical Officer

(1)
These amounts represent the aggregate grant date fair value of RSUs granted to the named executive officer for the applicable year calculated in accordance with FASB Accounting Standards Codification (ASC) Topic 718, Stock Compensation and does not take into account estimated forfeitures. The grant date fair value of the RSUs is calculated based on the achievement of all specified performance goals and reflects the fair market value of the common stock underlying the RSUs at the date of grant.

(2)	In order to conserve our cash resources, we deferred the payment of Dr. Warrell’s salary from June 19, 2011 through December 17, 2011, totaling $192,170.
(3)
All other compensation for 2011 includes $6,000 for auto allowance, $9,291 for long-term disability, $9,408 for life insurance and $10,792 Genta match to the 401(k) Plan. All other compensation for 2010 includes $6,000 for auto allowance, $8,778 for long-term disability, $12,250 Genta match to the 401(k) Plan for 2010 contributions and $10,184 Genta match to the 401(k) Plan for 2009 contributions. All other compensation for 2009 includes $6,000 for auto allowance, $12,872 for long-term disability, $9,336 for life insurance and $885 Genta match to the 401(k) Plan.

(4)	In order to conserve our cash resources, we deferred the payment of Dr. Warrell’s salary from January 5, 2009 through July 3, 2009, totaling $200,750.
(5)	The fair market value of the shares subject to this award at December 31, 2011 was $13.76.
(6)
All other compensation for 2011 includes $705 for life insurance and $12,250 Genta match to the 401(k) Plan. All other compensation for 2010 includes $705 for life insurance, $11,406 Genta match to the 401(k) Plan for 2010 contributions and $7,229 Genta match to the 401(k) Plan for 2009 contributions. All other compensation for 2009 includes $1,017 for life insurance and $3,635 Genta match to the 401(k) Plan.

(7)	Mr. Siegel received a retention award of $62,500 in May 2010, which was paid in January 2011, for remaining with the Company through the end of 2010.
(8)	The fair market value of the shares subject to this award at December 31, 2011 was $1.53.
(9)	In order to conserve our cash resources, we deferred the payment of Dr. Itri’s salary from June 19, 2011 through December 17, 2011, totaling $221,920.
(10)
All other compensation for 2011 includes $4,607 for long-term disability, $1,251 for life insurance and $12,250 Genta match to the 401(k) Plan. All other compensation for 2010 includes $4,607 for long-term disability, $1,253 for life insurance, $12,250 Genta match to the 401(k) Plan for 2010 contributions and $11,351 Genta match to the 401(k) Plan for 2009 contributions. All other compensation for 2009 includes $6,753 for long-term disability, $2,015 for life insurance and $899 Genta match to the 401(k) Plan.

(11)	In order to conserve our cash resources, we deferred Dr. Itri’s salary from January 5, 2009 through July 3, 2009, totaling $233,750.
(12)	The fair market value of the shares subject to this award at December 31, 2011 was $4.72.

Grants of Plan-Based Awards

The following table provides summary information concerning each grant of a cash bonus target made to each named executive officer for 2011. There were no grants of equity awards during 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (# Shares)	Target (# Shares)	Maximum (# Shares)	Units (#)	Options (#)	Awards ($)
Dr. Warrell	12/14/2010	0	163,200	244,800	-	-	-	-	-	-

Mr. Siegel	12/14/2010	0	75,000	125,000	-	-	-	-	-

Dr. Itri	12/14/2010	0	140,250	233,750	-	-	-	-	-	-

(1)	Reflects the range of payouts targeted for 2011 performance established by our Committee. As discussed above, due to limited financial resources, no bonuses were paid for 2011 performance.

Outstanding Equity Awards

The following table lists all outstanding equity awards held by each of our named executive officers at December 31, 2011.

	Option Awards			Stock Awards
Name	Number Of Securities Underlying Unexercised Options Exercisable (#)	Number Of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (2)
Dr. Warrell	-	-	-	6,965	(4)	$18.11	4,643	(4)	$12.07

Mr. Siegel	-	-	-	1,160	(5)	$3.02	675	(5)	$1.76

Dr. Itri	-	-	-	2,386	(6)	$6.20	1,592	(6)	$4.12

(1)
Reflects number of common shares underlying unvested RSUs with service-based criteria for vesting awarded in October 2010. On the date of issuance, additional shares will be issued determined by multiplying the vested shares by a fraction, the denominator being the number of shares of our common stock outstanding on October 6, 2010 and the numerator being the number of shares of our common stock outstanding on the date of issuance.  Each RSU will vest in full on an accelerated basis upon certain changes in control as described in more detail under the heading “Potential Payments Upon Termination or Change-in-Control” herein.

(2)	Based on the $0.0026 closing price of our common stock on December 31, 2011.

(3)
Reflects number of common shares underlying unvested RSUs with performance-based criteria for vesting awarded in October 2010. On the date of issuance, additional shares will be issued determined by multiplying the vested shares by a fraction, the denominator being the number of shares of our common stock outstanding on October 6, 2010 and the numerator being the number of shares of our common stock outstanding on the date of issuance.  Each RSU will vest in full on an accelerated basis upon certain changes in control as described in more detail under the heading “Potential Payments Upon Termination or Change-in-Control” herein.

(4)
Dr. Warrell was awarded RSUs for 11,608 shares, adjusted for the 1-for-50 reverse stock split effected in February 2011. These RSUs vest as follows: sixty percent (60%) of the initial grant amount, or 6,965 shares  shall vest in three equal installments on December 6, 2010, December 6, 2011 and December 6, 2012; fifteen percent (15%) of the initial grant amount, or 1,741 shares will vest when our market capitalization first exceeds ten (10) times our market capitalization value as of the initial grant date; ten percent (10%) of the initial grant amount, or 1,161 shares, will vest upon the conclusion of a business development transaction that yields net cash to us of more than $35 million during the period concluding December 6, 2012; ten percent (10%) of the initial grant amount, or 1,161 shares, will vest upon the Committee’s determination that our financing has been adequate through December 6, 2012; and five percent (5%) of the initial grant amount, or 580 shares, will vest upon us starting a new Phase 3 registration trial of one of our products. All shares that vest under these RSUs are antidilution-protected, such that the number of shares issued are adjusted to the equivalent percentage of the number of outstanding shares of our common stock on October 6, 2010.

(5)
Mr. Siegel was awarded RSUs for 1,934 shares adjusted for the 1-for-50 reverse stock split effected in February 2011. These RSUs vest as follows: sixty percent (60%) of the initial grant amount, or 1,160 shares, shall vest in three equal installments on December 6, 2010, December 6, 2011 and December 6, 2012; ten percent (10%) of the initial grant amount, or 193 shares will vest if there are no material review adjustments proposed by our external auditors for the year ended December 31, 2010; ten percent (10%) of the initial grant amount, or 193 shares will vest if there are no material review adjustments proposed by our external auditors for the year ended December 31, 2011;  ten percent (10%) of the initial grant amount, or 193 shares, will vest upon the successful upgrade of our financial reporting system, to be completed no later than December 6, 2012; five percent (5%) of the initial grant amount, or 98 shares, will vest upon the receipt of $1 million or more from the sale of our New Jersey tax losses or New Jersey research credits for the year ended December 31, 2010; and five percent (5%) of the initial grant amount, or 97 shares, will vest upon the receipt of $1 million or more from the sale of our New Jersey tax losses or New Jersey research credits for the year ended December 31, 2011. All shares that vest under these RSUs are antidilution-protected, such that the number of shares issued are adjusted to the equivalent percentage of the number of outstanding shares of our common stock on October 6, 2010.

(6)
Dr. Itri was awarded RSUs for 3,978 shares adjusted for the 1-for-50 reverse stock split effected in February 2011. These RSUs vest as follows: sixty percent (60%) of the initial grant amount, or 2,386 shares, shall vest in three equal installments on December 6, 2010, December 6, 2011 and December 6, 2012; five percent (5%) of the initial grant amount, or 199 shares, will vest upon the completion and presentation of data from more than four Phase 2 trials of tesetaxel in breast cancer, bladder cancer, gastric cancer and melanoma; five percent (5%) of the initial grant amount, or 199 shares, will vest upon the initiation of a front-line gastric cancer Phase 1-2 study of tesetaxel in Asia; five percent (5%) of the initial grant amount, or 199 shares, will vest upon the initiation and completion of accrual into two Phase 1-2 tesetaxel studies in Japan; five percent (5%) of the initial grant amount, or 199 shares, will vest upon the completion of the food-effect study of tesetaxel; five percent (5%) of the initial grant amount, or 199 shares, will vest upon the securing of a Special Protocol Agreement from the FDA for a Phase 3 study of tesetaxel; ten percent (10%) of the initial grant amount, or 398 shares, will vest upon the initiation and completion of greater than fifty percent (50%) accrual in a multinational Phase 3 study of tesetaxel; and five percent (5%) of the initial grant amount, or 199 shares, will vest upon the completion of the final survival analysis of the AGENDA clinical trial. All shares that vest under these RSUs are antidilution-protected, such that the number of shares issued are adjusted to the equivalent percentage of the number of outstanding shares of our common stock on October 6, 2010.

Option Exercises and Stock Vesting During 2011

This table shows the number of shares acquired by each of our executive officers upon vesting of RSUs during 2011. The dollar values shown in this table are not the grant-date fair value disclosed elsewhere in this report.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting ($) (2)
Dr. Warrell	-	-	192	$26.88

Mr. Siegel	-	-	-	-

Dr. Itri	-	-	20	$2.80

(1)	Equals the number of restricted stock units that vested, adjusted for the 1-for-50 reverse stock split implemented in February 2011.

(2)	Equals the closing price of our common stock on the vesting dates multiplied by the number of restricted stock units that vested.

Nonqualified Deferred Compensation

We do not maintain a deferred compensation plan. However, in 2011, we deferred payment of salaries to Dr. Warrell and Dr. Itri in order to conserve our cash resources. The following table shows the amount of such deferred salaries to each named executive officer during the 2011 fiscal year.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Dr. Warrell	192,170	-	-	-	192,170
Dr. Itri	221,920	-	-	-	221,920

Employment Agreements

Employment Agreement with Raymond P. Warrell, Jr., M.D.

Pursuant to an employment agreement dated as of January 1, 2006, by and between Genta and Dr. Warrell, that was subsequently amended and restated as of November 30, 2007, and later amended as of December 31, 2008 and January 20, 2011, hereinafter referred to as the “Warrell employment agreement”, Dr. Warrell continues to serve as our Chairman and Chief Executive Officer. The Warrell employment agreement has an initial term ending on December 31, 2012 and provides for automatic extensions for additional one-year periods. Under the Warrell employment agreement, Dr. Warrell’s $480,000 annual base salary was reduced by 15% effective January 1, 2008; he now receives a base salary of $408,000 per annum with annual percentage increases equal to at least the Consumer Price Index for the calendar year preceding the year of the increase. At the end of each calendar year, Dr. Warrell is eligible for a cash incentive bonus ranging from 0% to 60% of his annual base salary, subject to the achievement of agreed-upon goals and objectives.

We may also, from time to time, grant Dr. Warrell additional cash, stock options, equity and/or other long-term incentive awards in the sole discretion of our Board. Dr. Warrell continues to be entitled to any and all medical insurance, dental insurance, life insurance, disability insurance and other benefit plans, which are generally available to our senior executives. He is also entitled to receive supplemental life insurance and supplemental disability insurance, as well as premium payments for medical malpractice insurance up to a maximum of $25,000 annually. The aggregate amount of the benefits Dr. Warrell may receive are subject to parachute payment limitations under Section 280G of the Internal Revenue Code. In addition, during 2012, the Committee will be reviewing its compensation practices and the existing employment agreements as a result of the Dodd-Frank Wall Street Reform Act in preparation of the new rules to be adopted by the SEC under the Dodd-Frank Act.

Employment Agreement with Loretta M. Itri, M.D.

Pursuant to an employment agreement dated as of March 28, 2006, by and between Genta and Dr. Itri, signed on July 27, 2006, and amended as of December 31, 2008, Dr. Itri continues to serve as our President, Pharmaceutical Development and Chief Medical Officer. The employment agreement had an initial term of three years, beginning March 28, 2006 and continuing through March 27, 2009 and provides for automatic extensions for additional one-year periods. The agreement provides for a base annual salary in 2006 of $445,200, which may be reviewed annually for discretionary increases in a manner similar to our other senior executives and an annual cash incentive bonus ranging from 0% to 50% of her annual base salary to be paid if mutually agreed-upon goals and objectives are achieved for the year. As of 2012, Dr. Itri’s annual salary is $467,500. We may, from time to time, grant Dr. Itri RSUs or stock options consistent with the guidelines applicable to our other senior executives. Dr. Itri is entitled to any and all medical insurance, dental insurance, life insurance, disability insurance and other benefit plans, which are generally available to our senior executives. She is also entitled to receive supplemental life insurance and supplemental disability insurance. The aggregate amount of the benefits Dr. Itri may receive are subject to parachute payment limitations under Section 280G of the Internal Revenue Code. In addition, during 2012, the Committee will be reviewing its compensation practices and the existing employment agreements as a result of the Dodd-Frank Wall Street Reform Act in preparation of the new rules to be adopted by the SEC under the Dodd-Frank Act.

Potential Payments Upon Termination or Change-in-Control

The following table set forth the estimated payments and benefits which would have been provided to each named executive officer, assuming certain hypothetical events had occurred with respect to the named executive officer on December 31, 2011. For amounts connected with a change-in-control event, it is assumed that the change in control occurred on December 31, 2011 and that the price per share of our common stock paid to our stockholders in the change-in-control transaction was $0.0026, the closing selling price per share of our common stock on December 31, 2011.

Name	Termination Scenario	Accrued Vacation	Salary and/or Bonus	Value of RSUs (1)	Total
Dr. Warrell	Death, Total disability, Termination by Genta for cause, Termination by employee without good reason	$75,933	$163,200	$104,848	$343,981

	Termination due to non-extension of the agreement by Genta	$75,933	$163,200	$157,271	$396,404

	Termination by Genta without cause, Termination by employee for good reason	$75,933	$734,400	$104,848	$915,181

	Change in control	$75,933	$734,400	$157,271	$967,604

Mr. Siegel	Death, Total disability, Termination by Genta for cause	$30,556	$0	$21,384	$51,940

	Termination by Genta without cause	$30,556	$115,385	$21,384	$167,325

	Change in control	$30,556	$115,385	$30,118	$176,059

Dr. Itri	Death, Total disability, Terminated by Genta for cause, Terminated by employee without good reason, Termination due to non-extension of the agreement by Genta	$53,243	$140,250	$46,650	$240,143

	Termination by Genta without cause, Terminated by employee with good reason, Change in control	$53,243	$607,750	$64,611	$725,604

(1) These amounts represent the value of RSUs that would be accelerated to each named executive officer, calculated as the number of common shares underlying the accelerated RSUs valued at the December 31, 2011 closing price of $0.0026 per share.

Compensation Committee Interlocks and Insider Participation

None of the members of our Committee, Dr. Jaffe, Dr. Leyland-Jones or Mr. Parios, had any “interlock” relationship to report during our year ended December 31, 2011. None of our executive officers have served as a Director or member of the Board or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a Director of or member of our Board or our Committee.

Compensation Committee Report

The Committee evaluates and establishes compensation for executive officers and oversees the Company's management stock plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the Company's financial statements and reporting process, including the disclosure of executive compensation.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report of the Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.

Members of the Compensation Committee Marvin E. Jaffe, M.D. Brian R. Leyland-Jones, Ph.D. Christopher P. Parios

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is currently composed of two Directors, each of whom is independent, and operates under a written charter adopted by the Board. The Audit Committee currently consists of Richard J. Moran and Christopher P. Parios. Mr. Moran serves as Chair of this committee. Among our other responsibilities, we recommend to the Board the selection of the Company’s independent registered public accounting firm.

The Audit Committee reviewed and discussed the consolidated financial statements with management and EisnerAmper LLP, the Company’s independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. EisnerAmper LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

During the course of 2011, management continued the process of documenting, testing and evaluating the Company’s system of internal control over financial reporting in accordance with the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept apprised of the progress of the evaluation throughout the year. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC, as well as EisnerAmper LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K, related to its audit of the consolidated financial statements. The Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2012.

The Audit Committee discussed with EisnerAmper LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting That Is Integrated with an Audit of Financial Statements.” In addition, EisnerAmper LLP provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with EisnerAmper LLP their firm’s independence.

A representative of EisnerAmper LLP is expected to attend the Annual Meeting, has not asked for an opportunity to address Stockholders and is expected to be available to respond to appropriate questions.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.

Members of the Audit Committee Richard J. Moran Christopher P. Parios

Fees for independent registered public accounting firm for 2011 and 2010

Set forth below are the aggregate fees billed for the years ended December 31, 2011 and December 31, 2010 for services rendered by EisnerAmper LLP and Amper, Politziner & Mattia, LLP, or Amper:

	2011	2010
Audit fees	$183,000	$183,000
Audit-related fees	-	2,000
Total Audit & Audit-related fees	$183,000	$185,000
Tax fees	-	-
All other fees	-	-
Total fees	$183,000	$185,000

On August 19, 2010 the Audit Committee of our Board of Directors engaged EisnerAmper LLP to serve as our new independent registered public accounting firm, after it was notified on August 16, 2010 that Amper, an independent registered public accounting firm, would not be able to stand for re-appointment because it combined its practice on that date with that of Eisner LLP to form EisnerAmper LLP, an independent registered public accounting firm.

Audit fees consist of fees billed for services rendered for the audit of our financial statements contained in our Annual Report on Form 10-K and review of our financial statements included in our quarterly reports on Form 10-Q and services provided in connection with other statutory or regulatory filings. During 2011, we incurred audit fees with EisnerAmper LLP of $183,000. During 2010, we incurred audit fees with Amper of $86,000 and we incurred audit fees with EisnerAmper LLP of $97,000.

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under Audit fees. During 2010, Amper provided assistance in our filings on Forms S-1.  No such fees were billed by EisnerAmper LLP in 2011 and 2010.

Tax fees consist of fees billed for professional services related to the preparation of our U.S. federal and state income tax returns and tax advice.  No such fees were billed in 2011 or 2010.

The Audit Committee pre-approved all Audit-related fees. After considering the provision of services encompassed within the above disclosures about fees, the Audit Committee has determined that the provision of such services is compatible with maintaining EisnerAmper’s independence.

Pre-approval policy of services performed by independent registered public accounting firm

The Audit Committee’s policy is to pre-approve all audit and non-audit related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated the pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Security Ownership of Management

The following table sets forth, as of June 19, 2012, certain information with respect to the beneficial ownership of our common stock (the only voting class outstanding), (i) by each Director, (ii) by each of the named executive officers and (iii) by all officers and Directors as a group.

	Amount and Nature of Beneficial Ownership
Name and Address (1)	Number of Shares (2)		Percent of Class
Raymond P. Warrell, Jr., M.D.	1,450,000,000	(3)	24.3%
Loretta M. Itri, M.D.	1,450,000,000	(3)	24.3%
Gary Siegel	550,000,000	(4)	9.2%
Marvin E. Jaffe, M.D.	-		*
Brian R. Leyland-Jones, Ph.D.	-		*
Richard J. Moran	-		*
Christopher P. Parios	666	(5)	*
All Directors and Executive Officers as a group	2,000,000,666	(6)	33.6%

*	Less than one percent (1%).

(1)	The address of each named holder is in care of Genta Incorporated, 200 Connell Drive, Berkeley Heights, NJ 07922.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of ownership is calculated on 5,959,717,543 shares outstanding at June 19, 2012.

(3)
Represents 800,000,000 shares of restricted common stock granted to Dr. Warrell, subject to vesting requirements, including that the stock would vest 100% upon the approval by the U.S. FDA of tesetaxel for any indication and 650,000,000 shares of restricted common stock granted to Dr. Itri, subject to the same vesting requirements. The above calculation does not include outstanding restricted stock units held by Dr. Warrell and Dr. Itri as shares of common stock potentially issuable upon the vesting of those restricted stock units would not occur until December 2012. The above calculation does not include any shares underlying the March 2012 I Notes held by the Reporting Persons, which contain a provision preventing the holder from converting any March 2012 I Note to the extent such conversion would result in the holder beneficially owning more than 9.999% of the common stock outstanding, and does not include any shares underlying the March 2010 Warrants, December 2010 Warrants or September 2011 Warrants, all of which contain a provision preventing the holder from exercising such warrants to the extent such exercise would result in the holder beneficially owning more than 9.999% of the common stock outstanding.

(4)
Represents 550,000,000 shares of restricted common stock subject to vesting requirements, including that the stock would vest 100% upon the approval by the U.S. FDA of tesetaxel for any indication. The above calculation does not include outstanding restricted stock units held by Mr. Siegel as shares of common stock potentially issuable upon the vesting of those restricted stock units would not occur until December 2012.

(5)	Consists of shares of common stock.

(6)
Consists of 2,000,000,666 shares of common stock, including 2,000,000,000 shares of restricted common stock subject to vesting requirements, including that the stock would vest 100% upon the approval by the U.S. FDA of tesetaxel for any indication and 161,860,306 shares currently vested under outstanding restricted stock units.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of June 19, 2012, certain information with respect to the beneficial ownership of our common stock by persons known by us to be beneficial owners of more than 5% of our common stock.  The information in this table is based solely on statements in filings with the SEC or other reliable information.

	Amount and Nature of Beneficial Ownership
Name and Address	Number of Shares		Percent of Class
Tang Capital Partners, LP 4401 Eastgate Mall San Diego, CA 92121	183,388,873	(1)	9.4%

Felix J. Baker and Julian C. Baker Baker Brothers Advisors 667 Madison Avenue New York, NY 10021	215,000,000	(1)	9.9%

Boxer Capital LLC 445 Marine View Ave, Suite 100 Del Mar, CA 92014	212,667,887	(1)	9.9%

Hal Mintz Sabby Management LLC 10 Mountainview Road, Suite 205 Upper Saddle River, NJ 07458	193,352,020	(2)	9.9%

Peter Kolchinsky RA Capital Management LLC 20 Park Plaza Suite 905 Boston, MA 02116	210,536,030	(3)	9.9%

Tim Rock One Holdings LLC 54 Stone Street – 3rd Floor New York, NY 10004	47,705,306	(4)	9.9%

James Walsh White Flame Ventures LLC 1 Trails End Rye, NY 10580	47,705,306	(4)	9.9%

(1)
Such information is based upon our review of a Schedule 13G/A filed by such holder on February 14, 2012. The convertible notes held by the holder are subject to a maximum conversion limitation of up to 9.999% of our outstanding common stock and also include additional conversion limitations which limit the aggregate principal amount of convertible notes that can be converted by such holder during specified periods.

(2)
Based upon our review of a Schedule 13G filed by such holder on March 6, 2012. The convertible notes held by the holder are subject to a maximum conversion limitation of up to 9.999% of our outstanding common stock and also include additional conversion limitations which limit the aggregate principal amount of convertible notes that can be converted by such holder during specified periods.

(3)
Based upon our review of a Schedule 13G/A filed by such holder on February 14, 2011. The convertible notes held by the holder are subject to a maximum conversion limitation of up to 9.999% of our outstanding common stock and also include additional conversion limitations which limit the aggregate principal amount of convertible notes that can be converted by such holder during specified periods.

(4)
Based upon our review of a Schedule 13G filed by such holder on October 25, 2011. The convertible notes held by the holder are subject to a maximum conversion limitation of up to 9.999% of our outstanding common stock and also include additional conversion limitations which limit the aggregate principal amount of convertible notes that can be converted by such holder during specified periods.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers and persons who own more than 10 percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.

To our knowledge based solely on a review of the copies of such reports furnished to us and the reporting persons’ representations to us that no other reports were required during the year ended December 31, 2011, our Directors and officers complied with their respective filing requirements under Section 16(a) on a timely basis with the following exceptions: Dr. Warrell filed Form 4 on September 23, 2011 to report the conversion of a convertible note on September 8, 2011, Dr. Warrell filed Form 4 on March 25, 2011 to report the conversion of a convertible note on March 22, 2011, Dr. Warrell filed Form 4 on February 3, 2011 to report the conversion of a convertible note on January 31, 2011 and Dr. Warrell filed Form 4 on January 13, 2011 to report the conversion of a convertible note on January 10, 2011.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements and annual reports.  This means that only one copy of our Proxy Statement or annual report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: 200 Connell Drive, Berkeley Heights, NJ 07922, (908) 286-9800. If you want to receive separate copies of the annual report on Form 10-K and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS FOR NEXT YEAR

The deadline for submitting a stockholder proposal for inclusion in the Company’s Proxy Statement and form of proxy for the Company’s 2013 Annual Meeting of Stockholders is February 20, 2013.

Proposals of stockholders intended to be presented at the Company’s 2013 Annual Meeting of Stockholders called for a date within thirty days of July 26, 2013 and not included in our proxy materials must comply with the advance notice provision in Section 3 of Article I of our by-laws. For notice to be timely, it shall be delivered not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th calendar day prior to such Annual Meeting and not later than the close of business on the later of the 90th calendar day prior to such Annual Meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation.

All stockholder proposals should be directed to our Corporate Secretary at our address listed on the top of page one of this Proxy Statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent year. Such written requests should be directed to Gary Siegel, our Principal Financial Officer, Principal Accounting Officer and Corporate Secretary, at our address listed on the top of page one of this Proxy Statement.

By order of the Board of Directors, /s/ RAYMOND P. WARRELL, JR., M.D. Raymond P. Warrell, Jr., M.D. Chairman and Chief Executive Officer

APPENDIX A
Comparison of Rights

The following summary compares certain material rights of stockholders and the duties of directors and officers in Genta as incorporated in Delaware (“Genta Delaware”) versus the potential Genta incorporated in California (“Genta California”). This comparison is based on the charter documents of the two companies, as well as relevant portions of the California Corporations Code (“CCC”) and the Delaware General Corporation Law (“DGCL”).

Number of Directors
The Genta Delaware Bylaws establish a range of three to twelve directors and does not provide for a classified board of directors. Under the CCC, the size of the board must be at least nine directors for the board to be classified. Genta Delaware currently has five directors and following the reincorporation, the California Bylaws will establish a range of three to twelve directors and Genta California will be expected to initially have a board with five directors. The DGCL permits the board of directors alone to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors may be made only by an amendment to such certificate, which would require a vote of stockholders. Under the CCC, a board of directors may fix the exact number of directors within a stated range set forth in either the articles of incorporation or bylaws, so long as that stated range has been approved by the stockholders.

Cumulative Voting
Stockholders of Genta Delaware do not have the right to cumulate votes in the election of directors. Stockholders of Genta California, however, will have the right to cumulate votes in the election of directors until the common stock of Genta California is listed on the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or the NASDAQ Capital Market.

Filling Vacancies on the Board of Directors
Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Genta Delaware’s Certificate of Incorporation and Bylaws provide that vacancies shall only be filled by the board (unless there are no directors, in which case vacancies shall be filled by the stockholders).
Under the CCC, the board may fill vacancies on the board of directors (other than a vacancy created by removal of a director). If the number of directors is less than a quorum, a vacancy may be filled by (i) the unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or (iii) a sole remaining director. The board may fill a vacancy created by removal of a director only if authorized by a corporation’s articles of incorporation or by a bylaw approved by the corporation’s stockholders. Genta California’s Articles of Incorporation and Bylaws will not authorize directors to fill vacancies created by removal of a director.

Stockholder Proposal Notice Provisions
There is no specific statutory provision under either the DGCL or the CCC relating to advance notice of director nominations and stockholder proposals. The bylaws for Genta Delaware require a stockholder’s notice to be delivered to, or mailed and received at, the Company’s principal executive office not less than 90 days nor more than 120 days prior to the date that is the first anniversary of the preceding year’s annual meeting date, provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not more than 120 days prior to such annual meeting and not later than 90 days prior to such annual meeting or within 10 days following the day on which public announcement of the date of such meeting is first made. The bylaws for Genta California require a stockholder’s notice to be delivered to, or mailed and received at, the Company’s principal executive office not less than 90 days nor more than 120 days prior to a scheduled annual meeting, provided that if less than 95 days’ notice or prior public disclosure of the date of the meeting is given or made, then notice shall be required to be given no later than close of business the seventh day following the earlier of the date of first public announcement and the date on which such notice of the scheduled meeting was mailed.

Stockholder Power to Call Special Stockholders’ Meeting
Stockholders of Genta Delaware do not have the ability to call special meetings. A special meeting of stockholders for Genta California may be called by the board of directors, the Chairman of the Board, the President, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting.

Dividends and Repurchase of Shares
The DGCL only permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, regardless of their historical book value.
Under the CCC, a corporation may not make any distribution (including dividends, whether in cash or other property, and including repurchases of its shares) unless either (1) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, (2) immediately after giving effect to such distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets, as defined, would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such tests are applied to California corporations on a consolidated basis. Under the CCC, there are certain exceptions to the foregoing rules for repurchases of shares in connection with certain rescission actions and certain repurchases pursuant to employee stock plans.

Classified Board of Directors
Neither Genta Delaware nor Genta California will have a classified board.

Action by Written Consent of the Stockholders
Stockholders of Genta Delaware do not have the ability to act by written consent. Stockholders of Genta California will have the ability to act by written consent.

Removal of Directors
Under the DGCL, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed, with or without cause, by a majority stockholder vote. In the case of a Delaware corporation having a classified board, a director may only be removed for cause, unless the certificate of incorporation otherwise provides. The Genta Delaware charter grants stockholders the right to remove directors without cause.
Under the CCC, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. The Genta California Bylaws will provide that any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire board of directors is removed) if the votes cast against removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of his most recent election were then being elected.

Interested Director Transactions
Under both the CCC and DGCL, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that certain conditions are met, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure. With certain exceptions, the conditions are similar under the CCC and DGCL. Under the CCC and DGCL, (1) either the stockholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board approval in California, the contract or transaction must also be “just and reasonable” to the corporation, or (2) the contract or transaction must have been “just and reasonable” (in California) or “fair” (in Delaware) as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, to shift the burden of proof on the validity of the contract by stockholder approval, the interested director would not be entitled to vote his or her shares at a stockholder meeting with respect to any action regarding such contract or transaction. To shift the burden of proof on the validity of the contract by board approval, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought to shift the burden of proof on the validity of the contract, the contract or transaction must be approved by a majority of the disinterested directors (even if the disinterested directors represent less than a quorum). Currently, there are no known related party transactions with the Company that could not be so approved under California law but could be so approved under Delaware law.

Stockholder Approval of Certain Business Combinations
Under Section 203 of the DGCL, certain business combinations with interested stockholders of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. This provision of the DGCL is intended to serve as an anti-takeover device. There is no analogous provision under the CCC.

Bylaw Amendments
Bylaws may generally be amended with approval of at least sixty-six and two-thirds percent (66 2/3%) of the directors comprising the board of directors under the Genta Delaware Bylaws. Bylaws may generally be amended by a majority of the board of directors under the Genta California Bylaws. Where stockholder approval is required, the Genta Delaware Bylaws generally require the approval of sixty-six and two-thirds percent (66 2/3%) or more of the total voting power of all outstanding shares of voting stock to amend the bylaws and the Genta California Bylaws require a majority vote to amend the bylaws.

Charter Amendments
The charter may generally be amended by the board of directors under both the Genta Delaware and Genta California charters. Where stockholder approval is required, both the Genta Delaware and Genta California charters require a majority vote to amend the charter, except with respect to certain provisions regarding indemnification, among other issues.

Indemnification and Limitation of Liability
The DGCL and the CCC have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt provisions in their charters and bylaws eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty of care. However, both states limit the availability of indemnification for breaches of the duty of loyalty (i.e., self-dealing transactions) and for certain other actions, as described below. Both Genta Delaware and Genta California provide in their charter documents that the directors, officers, employees and agents shall be exculpated to the fullest extent permitted under applicable law.

Liability limits
Under the DGCL, a director’s monetary liability may not be eliminated or limited for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) unlawful payment of dividends or unlawful stock purchases or redemption in violation of the DGCL, or (4) any transaction from which the director derived an improper personal benefit. In effect, under the DGCL, a director could not be held liable for monetary damages to the Company for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director so long as such gross negligence or lack of due care does not involve bad faith or a breach of his or her duty of loyalty to the Company. Under the DGCL, such limitation of liability provision does not affect the availability of non-monetary remedies such as injunctive relief or rescission.
Under the CCC, a director’s monetary liability may not be eliminated or limited for: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (3) any transaction from which a director derived an improper personal benefit, (4) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, (6) interested transactions between the corporation and a director in which a director has a material financial interest, or (7) liability for improper distributions, loans or guarantees.

Indemnification
Indemnification is permitted by both California and Delaware law, provided that the requisite standard of conduct is met. California law requires indemnification when the individual has successfully defended the action on the merits, whereas Delaware law requires indemnification relating to a successful defense on the merits or otherwise.
California law generally permits indemnification of expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with a derivative or third-party action, provided there is a determination by (a) majority vote of a quorum of disinterested directors, (b) independent legal counsel in a written opinion if such a quorum of directors is not obtainable (c) stockholders, with the shares owned by the person to be indemnified not being entitled to vote thereon, if any, or (d) the court in which the proceeding is or was pending upon application made by the corporation, agent or other person rendering services in connection with the defense, whether or not the application by such person is opposed by the corporation, that the person seeking indemnification has satisfied the applicable standard of conduct.
With respect to derivative actions, however, no indemnification may be provided under California law for amounts paid in settling or otherwise disposing of a pending action or expenses incurred in defending a pending action that is settled or otherwise disposed of, or with respect to the defense of any person adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its stockholders without court approval. In addition, California law requires indemnification only when the individual being indemnified was successful on the merits in defending any action, claim, issue or matter.
By contrast, Delaware law generally permits indemnification of expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with a derivative or third-party action, provided that there is a determination by (a) a majority vote of disinterested directors (even though less than a quorum), (b) a committee comprised of and established by such disinterested directors (even though less than a quorum), (c) independent legal counsel in a written opinion if there are no such directors or such directors so direct, or (d) the stockholders that the person seeking indemnification has satisfied the applicable standard of conduct. Without requisite court approval, however, no indemnification may be made in the defense of any derivative action in which the person is found to be liable in the performance of his or her duty to the corporation.
Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation’s purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions that make mandatory the permissive indemnification provided by California law. The Genta California charter permits indemnification beyond that expressly mandated by California law and limit director monetary liability to the extent permitted by California law. Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute.  By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy.
Genta Delaware has entered into indemnification agreements with its directors and officers that provide indemnification to the fullest extent permitted by Delaware law. If the reincorporation is approved, the Company’s directors and officers would be covered by indemnification agreements with Genta California. The California indemnification agreements provide indemnification to the fullest extent permitted by current California law and future California law that expands the permissible scope of indemnification.
The indemnification and limitation of liability provisions of Delaware law, and not California law, will apply to actions of the directors and officers of Genta Delaware occurring prior to the proposed reincorporation.

Inspection of Stockholders’ List
Both California and Delaware law allow any stockholder to inspect the stockholders’ list for a purpose reasonably related to such person’s interest as a stockholder. Delaware law does not provide for any absolute right of inspection. In addition, California law provides for an absolute right to inspect and copy the corporation’s stockholders’ list by a person or persons holding 5% or more of a corporation’s voting shares, or any stockholder or stockholders holding 1% or more of such shares who have contested the election of directors. Stockholders have rights under federal proxy solicitation regulations to either obtain a copy of the stockholders’ list or have the corporation mail proxy materials. These rights would be unaffected by the Reincorporation.

Approval of Certain Corporate Transactions
Under both California and Delaware law, with certain exceptions, any merger, consolidation or sale of all or substantially all assets must be approved by the board of directors and by a majority of the outstanding shares entitled to vote. Under California law, similar board and stockholder approval is also required in connection with certain additional acquisition transactions. See “Appraisal Rights” and “Voting and Appraisal Rights in Certain Reorganizations” below.

Appraisal Rights
Under both California and Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, pursuant to which such stockholder may receive cash in the amount of the fair market value of the shares held by such stockholder in lieu of the consideration such stockholder would otherwise receive in the transaction. Under Delaware law, such appraisal rights are not available to (1) stockholders with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation, shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, cash in lieu of fractional shares, or any combination of the foregoing, or (2) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met. Because the common stock of Genta Delaware is not listed on a national exchange or held of record by more than 2,000 stockholders, appraisal rights are available to stockholders of Genta Delaware under Delaware law with respect to the reincorporation.
The limitations on the availability of appraisal rights under California law are somewhat different from those under Delaware law. Stockholders of a California corporation whose shares are listed on a national securities exchange or the NASDAQ Global Market generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Also, under California law, stockholders of a corporation involved in a reorganization are not entitled to dissenters’ rights if the corporation, or its stockholders immediately before the reorganization, or both, will own immediately after the reorganization more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

Voting and Appraisal Rights in Certain Reorganizations
Delaware law does not provide stockholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its stock (1) in exchange for the assets of the business to be acquired, (2) in exchange for the outstanding stock of the corporation to be acquired, or (3) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. California law treats these kinds of acquisitions in the same manner as a direct merger of the acquiring corporation with the corporation to be acquired. See “Appraisal Rights.”

Dissolution
Under California law, stockholders holding 50% or more of the total voting power may authorize a corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initially approved by the board of directors may it be approved by a simple majority of the corporation’s outstanding stock. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority-voting requirement in connection with dissolutions.

Stockholder Derivative Suits
California law provides that a stockholder bringing a derivative action on behalf of a corporation need not have been a stockholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter came to be owned by him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff stockholder to furnish a security bond. Delaware does not have a similar bond requirement.

APPENDIX B

ARTICLES OF INCORPORATION
OF
GENTA MERGER SUB, INC.

ARTICLE I — NAME

The name of the corporation is Genta Merger Sub, Inc. (the “Corporation”).

ARTICLE II — AGENT

The name of the Corporation’s initial agent for service of process in the State of California is:

Corporation Service Company
which will do business in California as
CSC-Lawyers Incorporating Service.

ARTICLE III — PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the California General Corporation Law (“CGCL”), other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE IV — CAPITALIZATION

(a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 100,005,000,000 shares, consisting of 100,000,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”) and 5,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”).

(b) Preferred Stock. The Board of Directors may divide the Preferred Stock into any number of series. The Board of Directors shall fix the designation and number of shares of each such series. The Board of Directors may determine and alter the rights, preferences, privileges and restrictions, including, but not limited to, voting rights, granted to and imposed upon any wholly unissued series of the Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted originally fixing the number of shares of any series) may increase or decrease the number of shares of that series; provided, that no such decrease shall reduce the number of shares of such series to a number less than the number of shares of such series then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into shares of such series.

(c) Voting. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote.

ARTICLE V — BOARD OF DIRECTORS

(a) Number of Directors; Vacancies and Newly Created Directorships. The number of directors constituting the Board of Directors shall be not fewer than three and not more than twelve, each of whom shall be a natural person. All elections of directors shall be determined by a plurality of the votes cast. The number of directors initially shall be five. Subject to the previous sentence and to the special rights of the holders of any class or series of stock to elect directors, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted by the Board of Directors. Newly-created directorships shall be filled exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the remaining directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual, regular or special meeting of the shareholders.

(b) Shareholders of the Corporation shall not be entitled to cumulate their votes at any election of directors at any time during which the Corporation qualifies as a “listed corporation” (as defined in Section 301.5(d) of the CGCL).

ARTICLE VI — LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION

(a) Limitation of Director Liability. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law (as in existence on the date hereof or as may hereafter be amended). No amendment to, or modification or repeal of, this Article VI(a) shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

(b) Indemnification. The Corporation is authorized, whether by bylaw, agreement or otherwise, to provide the indemnification of agents (as defined in Section 317 of the California Corporations Code) in excess of that otherwise permitted by Section 317 of the California Corporations Code for those agents of the Corporation for any breach of duty to the Corporation and its shareholders, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code).

(c) Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans), against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

(d) Non-Exclusivity of Rights. The indemnification provided by this Article VI is not exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or shareholders or otherwise, and shall inure to the benefit of the heirs and legal representatives of such Indemnitee.

(e) Fulfillment of Standard of Conduct. Any Indemnitee shall be deemed to have met the standard of conduct required for such indemnification unless the contrary has been established by a final, non-appealable judgment by a court of competent jurisdiction.

ARTICLE VII — MEETINGS OF SHAREHOLDERS

(a) Special Meetings of Shareholders. Subject to the rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of shareholders of the Corporation may be called only by (a) the Chairman of the Board of Directors, (b) the President, (c) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, or (d) the holders of 10% of the total votes entitled to be cast by the holders of all the outstanding capital stock of the Corporation entitled to vote in an election of directors.

(b) Election of Directors by Written Ballot. Election of directors need not be by written ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

ARTICLE VIII — AMENDMENTS TO THE
ARTICLES OF INCORPORATION AND BYLAWS

The Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation; provided, however, that any amendment of Article VI or this Article VIII will require an affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the total voting power of all outstanding shares of voting stock of the Corporation.

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation subject to the power of the shareholders of the Corporation to alter, amend or repeal the Bylaws.

[remainder of page intentionally left blank – signature page follows]

B-2

IN WITNESS WHEREOF, the undersigned has caused these Articles of Incorporation to be executed by the officer below this _____ day of ________, 20__.

GENTA MERGER SUB, INC.

By:
Name:
Title:

B-3

APPENDIX C

GENTA INCORPORATED (the “Corporation”)
BYLAWS

SECTION 1 - OFFICES

Section 1.1 Principal Executive Office. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside the State of California, and the Corporation has one or more business offices in the State of California, the Board of Directors shall fix and designate a principal business office in the State of California. The location of the principal executive office and the principal business office in the State of California may be changed at any time by the Board of Directors.

SECTION 2 - SHAREHOLDERS

Section 2.1. Annual Meeting. An annual meeting of the shareholders for the election of directors to succeed those whose term expire and for the transaction of such other business as may properly come before the meeting shall be held at such date and time that the Board of Directors shall each year fix. Unless stated otherwise in the notice of the annual meeting of the shareholders of the Corporation, such annual meeting shall be at the principal office of the Corporation.

Section 2.2. Advance Notice of Nominations and Proposals of Business.

(a) Nominations of persons for election to the Board of Directors and proposals for business to be transacted by the shareholders at an annual meeting of shareholders may be made (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of record of the Corporation who (A) was a shareholder of record at the time of the giving of the notice contemplated in Section 2.2(b), (B) is entitled to vote at such meeting and (C) has complied with the notice procedures set forth in this Section 2.2. Clause (iii) of this Section 2.2 shall be the exclusive means for a shareholder to make nominations or propose other business (other than matters properly brought pursuant to applicable provisions of federal law, including the Securities Exchange Act of 1934 (as amended from time to time, the “Act”)) before an annual meeting of shareholders.

(b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 2.2(a), (i) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation with the information contemplated by Section 2.2(c), and (ii) the business must be a proper matter for shareholder action under the California General Corporation Law (the “CGCL”).

(c) To be timely, a shareholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation a date not less than 90 nor more than 120 days prior to the date of such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 95 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, such written notice must be received by our Secretary not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting or the date on which such notice of the scheduled meeting was mailed. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of such notice. Such notice from a shareholder must state (i) as to each nominee that the shareholder proposes for election or reelection as a director, (A) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (B) the class and number of shares of the Corporation’s stock which are beneficially owned by the shareholder and a representation that such shareholder intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (D) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (E) the consent of each nominee to serve as a director of the Corporation if so elected; and (ii) as to each proposal that the shareholder seeks to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any shareholders known by such shareholder to be supporting such proposal; (C) the class and number of shares of the Corporation that are beneficially owned by the shareholder and by any other shareholder known by such shareholder to be supporting such matter on the date of such shareholder notice; and (D) any material interest of the shareholder in such business. In addition, the shareholder making such nomination or proposal shall promptly provide any other information reasonably requested by the Corporation. No person will be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.2(c) and, notwithstanding anything in these Bylaws to the contrary, no business may be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Section 2.2(c). This provision will not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business may be acted upon at such meeting unless stated, filed and received as provided herein.

(d) Subject to the articles of incorporation of the Corporation and applicable law, only persons nominated in accordance with procedures stated in this Section 2.2 shall be eligible for election as and to serve as a member of the Board of Directors and the only business that shall be conducted at an annual meeting of shareholders is the business that has been brought before the meeting in accordance with the procedures set forth in this Section 2.2. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any proposal has been made according to the procedures stated in this Section 2.2 and, if any nomination or proposal does not comply with this Section 2.2, unless otherwise required by law, the nomination or proposal shall be disregarded.

(e) For purposes of this Section 2.2, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Act.

(f) Notwithstanding the foregoing provisions of this Section 2.2, a shareholder shall also comply with all applicable requirements of the Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2. Nothing in this Section 2.2 shall affect the rights, if any, of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable provisions of federal law, including the Act.

Section 2.3. Special Meetings; Notice.

Special meetings of the shareholders of the Corporation may be called only in the manner set forth in the articles of incorporation of the Corporation. Notice of every special meeting of the shareholders of the Corporation shall state the purpose of such meeting. Except as otherwise required by law, the business conducted at a special meeting of shareholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

Section 2.4. Notice of Meetings.

Notice of the place, if any, date and time of all meetings of shareholders of the Corporation, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed present and vote at such meeting, and, in the case of all special meetings of shareholders, the purpose of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which such meeting is to be held, to each shareholder entitled to notice of the meeting.

The Corporation may postpone or cancel any previously called annual or special meeting of shareholders of the Corporation by making a public announcement (as defined in Section 2.2(e)) of such postponement or cancellation prior to the meeting. When a previously called annual or special meeting is postponed to another time or place, if any, notice of the place (if any), date and time of the postponed meeting and the means of remote communications, if any, by which shareholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 2.4 unless such meeting is postponed not more than 60 days after initial notice of the meeting was provided in conformity with this Section 2.4.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; however, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which shareholders and proxy holders may be deemed present and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

Section 2.5. Quorum.

At any meeting of the shareholders, the holders of shares of stock of the Corporation entitled to cast a majority of the total votes entitled to be cast by the holders of all outstanding capital stock of the Corporation, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by applicable law or the articles of incorporation of the Corporation. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast a majority of the total votes entitled to be cast by the holders of the shares of the class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date and time.

Section 2.6. Action by Written Consent.

Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, as specified in Section 195 of the California Corporations Code, setting forth the action so taken, shall be provided by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that (i) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than a unanimous written consent shall be given as required by the California Corporations Code and (ii) directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided that the shareholders may elect a director to fill a vacancy, other than a vacancy created by removal, by the written consent of a majority of the outstanding shares entitled to vote.

Section 2.7. Organization.

The Chairman of the Board or, in his or her absence, the person whom the Board of Directors designates or, in the absence of that person or the failure of the Board of Directors to designate a person, the Chief Executive Officer of the Corporation or, in his or her absence, the person chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the shareholders of the Corporation and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be the person the chairman appoints.

Section 2.8. Conduct of Business.

The chairman of any meeting of shareholders of the Corporation shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

Section 2.9. Proxies; Inspectors.

(a) At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by applicable law.

(b) Prior to a meeting of the shareholders of the Corporation, the Corporation shall appoint one or more inspectors to act at a meeting of shareholders of the Corporation and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by applicable law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before beginning the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors. The inspectors shall have the duties prescribed by applicable law.

Section 2.10. Voting.

Except as otherwise required by applicable law or by the articles of incorporation of the Corporation, all matters other than the election of directors shall be determined by a majority of the votes cast on the matter affirmatively or negatively. All elections of directors shall be determined by a plurality of the votes cast.

Section 2.11. Inspection of Corporate Records.

(a) The accounting books and records, the record of shareholders and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board and any subsidiary of this Corporation shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts. Demand of inspection shall be made in writing upon the president and chief executive officer, secretary or assistant secretary of the Corporation.

(b) A shareholder or shareholders holding at least five percent, in the aggregate, of the outstanding voting shares of the Corporation or who hold(s) at least one percent of such voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission relating to the election of directors of the Corporation shall have (in person, or by agent or attorney) the right to do either or both of the following: (i) inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the Corporation, or (ii) to obtain from the transfer agent for the Corporation, upon written demand and upon the tender of the transfer agent’s usual charges, a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. Said list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

SECTION 3 - BOARD OF DIRECTORS

Section 3.1. Qualifications of Directors.

Directors need not be shareholders to be qualified for election or service as a director of the Corporation.

Section 3.2. Removal; Resignation.

(a) The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

(b) Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire Board of Directors is removed) if the votes cast against removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of his most recent election were then being elected.

(c) Any reduction of the authorized number of directors does not remove any director prior to the expiration of his or her term of office.

(d) Any director may resign at any time upon notice given in writing, including by electronic transmission, to the Corporation.

Section 3.3. Newly Created Directorships and Vacancies.

Except for a vacancy created by the removal of a director and as otherwise required by law and subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, by a sole remaining director or by the shareholders of the Corporation. Directors so chosen shall hold office for a term expiring at the annual meeting of shareholders of the Corporation at which the term of office of the class to which they have been elected expires and until the director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director. Vacancies created by the removal of a director may be filled only by approval of the shareholders.

Section 3.4. Regular Meetings.

Regular meetings of the Board of Directors shall be held at the place (if any), on the date and at the time as shall have been established by the Board of Directors and publicized among all directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

Section 3.5. Special Meetings.

Special meetings of the Board of Directors may be called by the President or by two or more directors then in office and shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Notice of the place, if any, date and time of each special meeting shall be given to each director either (a) by mailing written notice thereof not less than five days before the meeting, or (b) by telephone, facsimile or electronic transmission providing notice thereof not less than twenty-four hours before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting of the Board of Directors.

Section 3.6. Quorum.

At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, if any, date or time, without further notice or waiver thereof.

Section 3.7. Participation in Meetings By Conference Telephone or Other Communications Equipment.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other director, and such participation shall constitute presence in person at the meeting.

Section 3.8. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in the order and manner that the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in the articles of incorporation of the Corporation or these bylaws or required by applicable law. The Board of Directors or any committee thereof may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.9. Compensation of Directors.

The Board of Directors shall be authorized to fix the compensation of directors. The directors of the Corporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and shall be reimbursed a fixed sum for attendance at each meeting of the Board of Directors, paid an annual retainer or paid other compensation, including equity compensation, as directors of the Corporation. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees shall be paid compensation for attending committee meetings and/or have their expenses, if any, of attendance of each meeting of such committee reimbursed.

SECTION 4 - COMMITTEES

Section 4.1. Committees of the Board of Directors.

The Board of Directors may designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees, appoint a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

SECTION 5 - OFFICERS

Section 5.1. Generally.

The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, and other officers as may from time to time be appointed by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The salaries of officers appointed by the Board of Directors shall be fixed from time to time by the Board of Directors or a committee thereof or by the officers as may be designated by resolution of the Board of Directors.
Section 5.2. President.

Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have the power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 5.3. Vice President.

Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors or the President. One Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 5.4. Chief Financial Officer.

The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account to the Board of Directors of all such transactions and of the financial condition of the Corporation. The Chief Financial Officer shall also perform other duties as the Board of Directors may from time to time prescribe.

Section 5.5. Secretary.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Section 5.6. Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5.7. Removal.

The Board of Directors may remove any officer of the Corporation at any time, with or without cause.

Section 5.8. Action with Respect to Securities of Other Companies.

Unless otherwise directed by the Board of Directors, the President, or any officer of the Corporation authorized by the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders or equityholders of, or with respect to any action of, shareholders or equityholders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entity.

SECTION 6 - STOCK

Section 6.1. Certificates of Stock.

Subject to any conditions imposed by California law, shares of the capital stock of the Corporation may be certificated or uncertificated, as provided in the CGCL. Stock certificates shall be signed by, or in the name of the Corporation by, (i) the Chairman or Vice Chairman of the Board (if any) or the President or a Vice President, and (ii) the Chief Financial Officer or the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares and the class or series of shares owned by such shareholder. Any signatures on a certificate may be by facsimile.

Section 6.2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation (within or without the State of California) or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 6.3. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to regulations as the Board of Directors may establish concerning proof of the loss, theft or destruction and concerning the giving of a satisfactory bond or indemnity.

Section 6.4. Regulations.

The issue, transfer, conversion and registration of certificates of stock of the Corporation shall be governed by other regulations as the Board of Directors may establish.

Section 6.5. Record Date.

(a) In order for the Corporation to determine the shareholders of the Corporation entitled to notice of any meeting of shareholders of the Corporation, the Board of Directors may, except as otherwise required by applicable law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of shareholders. If the Board of Directors so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders of the Corporation shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders of the Corporation shall apply to any postponement or adjournment of the meeting, provided, that the Board of Directors may fix a new record date for determination of the shareholders entitled to vote at a postponed or adjourned meeting, and in such case shall also fix the record date of the shareholders entitled to notice of such postponed or adjourned meeting at the same or on an earlier date as that fixed for determination of the shareholders entitled to vote at the postponed or adjourned meeting.

SECTION 7 - NOTICES

Section 7.1. Notices.

If mailed, notice to a shareholder of the Corporation shall be deemed given when deposited in the mail, postage prepaid, directed to a shareholder at such shareholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders of the Corporation may be given by electronic transmission in the manner provided in Section 601 of the CGCL.

Section 7.2. Waivers.

A written waiver of any notice, signed by a shareholder or director, or a waiver by electronic transmission by such person or entity, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person or entity. Neither the business nor the purpose of any meeting need be specified in the waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8 - MISCELLANEOUS

Section 8.1. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary.

Section 8.2. Reliance upon Books, Reports, and Records.

Each director and each member of any committee designated by the Board of Directors of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

Section 8.3. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 8.4. Time Periods.

In applying any provision of these bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 8.5. Annual Reports.

So long as there are fewer than 100 holders of record of the Corporation’s shares, the annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing such reports or as affecting the rights of shareholders to obtain special financial statements as provided by the CGCL.

SECTION 9 - AMENDMENTS

New Bylaws may be adopted or these Bylaws may be amended or repealed by shareholders or, except for Section 2.11, by the directors.

SECTION 10 - INDEMNIFICATION

(a) For the purposes of this Section 10, “director” and “officer” mean any person who (i) is or was a director or officer, respectively, of the Corporation, (ii) is or was serving at the request of the Corporation as a director or officer, respectively, of another foreign or domestic corporation or other enterprise or (iii) was a director or officer, respectively, of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; “agent” means any person who (i) is or was a director or officer, (ii) is or was serving at the request of the Corporation as an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or (iii) was an employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under subsections (d) or (e)(iv) below.

(b) The Corporation shall indemnify the directors and officers, and may indemnify upon resolution of the Board of Directors of the Corporation any agent, who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director, officer or agent, respectively, of the Corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

(c) The Corporation shall indemnify the directors and officers, and may indemnify upon resolution of the Board of Directors of the Corporation any agent, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or agent, respectively, of the Corporation against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith in a manner such person believed to be in the best interests of the Corporation and its shareholders. No indemnification shall be made under this Section 10(c):

(i) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person’s duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; or

(ii) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

(iii) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(d) To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in subsection (b) or (c) above, or in defense of any claim, issue or matter therein, said agent shall be indemnified against expenses actually and reasonably incurred by said agent in connection therewith.

(e) Except as provided in subsection (d) above, any indemnification under this Section 10 shall be made by the Corporation only if authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subsection (b) or (c) above, by any of the following:

(i) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(ii) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

(iii) Approval or ratification by the affirmative vote of a majority of the shares of the Corporation entitled to vote represented at a duly held meeting at which a quorum is present. For such purpose, the shares owned by the person to be indemnified shall not be entitled to vote thereon; or

(iv) The court in which such proceeding is or was pending, upon application made by the Corporation, the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by said agent, attorney or other person is opposed by the Corporation.

(f) Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Section 10.

(g) The indemnification provided in this Section 10 is not exclusive of any other rights which the agents of the Corporation may be entitled under any other provision of these bylaws, agreement, vote of shareholders or disinterested directors, the Articles of Incorporation of the Corporation, as amended from time to time, or otherwise, or pursuant to the laws of California. Such indemnification shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this Section 10 shall affect any right to indemnification to which persons other than directors and officers of the Corporation, or any subsidiary thereof, may be entitled by contract or otherwise.

(h) No indemnification or advance shall be made under this Section 10, except as provided in subsections (d) or (e)(iii) above, in any circumstance where it appears:

(i) That it would be inconsistent with a provision of the Articles of Incorporation of the Corporation, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

(ii) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(i) Upon and in the event of a determination by the Board of Directors of the Corporation to purchase such insurance, the Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Section 10.

(j) Notwithstanding anything to the contrary in this Section 10, but subject to the limitations set forth in Sections 204(a)(11) and 317 of the California General Corporation Law, the directors and officers of the Corporation are hereby indemnified and held harmless from all liability arising from or related to a breach of duty to the Corporation or its shareholders.

APPENDIX D

PROPOSED FORM OF AGREEMENT AND PLAN OF MERGER
OF GENTA INCORPORATED, A DELAWARE CORPORATION
AND GENTA MERGER SUB, INC., A CALIFORNIA CORPORATION

THIS AGREEMENT AND PLAN OF MERGER, dated as of _________, 2012, (the “Agreement”) is between Genta Incorporated, a Delaware corporation (“Genta Delaware”) and Genta Merger Sub, Inc., a California corporation (“Genta California”). Genta Delaware and Genta California are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

A. Genta California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of 100,005,000,000 shares, 100,000,000,000 of which are designated “Common Stock,” par value $0.001 per share, and 5,000,000 of which are designated “Preferred Stock,” par value $0.001 per share. As of the date hereof, [______] shares of Common Stock were issued and outstanding, all of which were held by Genta Delaware.

B. Genta Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital stock of 100,005,000,000 shares, 100,000,000,000 of which are designated “Common Stock,” par value $0.001 per share, and 5,000,000 of which are designated “Preferred Stock,” par value $0.001 per share.

C. The Board of Directors of Genta Delaware has determined that, for the purpose of effecting the reincorporation of Genta Delaware in the State of California, it is advisable and in the best interests of Genta Delaware that Genta Delaware merge with and into Genta California upon the terms and conditions herein provided.

D. The respective Boards of Directors of Genta Delaware and Genta California have approved this Agreement and have directed that this Agreement be submitted to a vote of their stockholders and sole stockholder, respectively, and executed by the undersigned officers.

E. Genta California is a wholly-owned subsidiary of Genta Delaware.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Genta California and Genta Delaware hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I. MERGER

1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Genta Delaware shall be merged with and into Genta California (the “Merger”), the separate existence of Genta Delaware shall cease and Genta California shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be Genta Incorporated.

1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

a) This Agreement and the Merger shall have been adopted and approved by the board of directors and/or the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law, as applicable;

b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

c) An executed Certificate of Ownership and Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law and California General Corporation Law shall have been filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, respectively.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger.”

1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Genta Delaware shall cease and Genta California, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Genta Delaware’s Board of Directors, (iii) shall succeed, without other transfer or action on the part of any other party, to all of the assets, rights, powers and property of Genta Delaware in the manner more fully set forth in Section 1107 of the California General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Genta California as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer or other action on the part of any other party, to all of the debts, liabilities and obligations of Genta Delaware in the same manner as if Genta California had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Genta California attached hereto as Appendix B as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 BYLAWS. The Bylaws of Genta California attached hereto as Appendix C as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 DIRECTORS AND OFFICERS. The directors and officers of Genta California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

III. MANNER OF CONVERSION OF STOCK

3.1 GENTA DELAWARE CAPITAL STOCK.

a) Upon the Effective Date of the Merger, each [____] shares of Genta Delaware Common Stock, par value $0.001 per share, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

b) Upon the Effective Date of the Merger, each share of Genta Delaware Preferred Stock, par value $0.001 per share, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Preferred Stock, par value $0.001 per share, of the Surviving Corporation.

3.2 GENTA DELAWARE DIRECTOR AND EMPLOYEE STOCK PROGRAMS.

a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume all of the rights and obligations of Genta Delaware under its 2009 Stock Incentive Plan (the “Option Plan”). Each outstanding and unexercised option, restricted stock award, and restricted stock unit to purchase [____] shares of Genta Delaware Common Stock (an “Equity Award”) under the Option Plan shall become, on the basis of one (1) share of the Surviving Corporation’s Common Stock for each [____] shares of Genta Delaware Common Stock issuable pursuant to any such Equity Award, an Equity Award to purchase the Surviving Corporation’s Common Stock on the same terms and conditions set forth in such Equity Award.

b) One (1) share of the Surviving Corporation’s Common Stock shall be reserved for issuance under the Option Plan for each [____] share of Genta Delaware Common Stock so reserved immediately prior to the Effective Date of the Merger.

3.3 GENTA CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock of Genta California issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Genta California, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

3.4 EXCHANGE OF CERTIFICATES.

a) Each outstanding uncertificated share of Genta Delaware Common Stock prior to the Merger shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s Common Stock, into which such shares of Genta Delaware Common Stock were converted in the Merger.

b) Each outstanding certificate representing shares of Genta Delaware Preferred Stock prior to the Merger shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s Preferred Stock, into which such shares of Genta Delaware Common Stock were converted in the Merger, and unless requested by the Surviving Corporation, no exchange of certificates shall be necessary. The Board of Directors of the Surviving Corporation shall have the discretion to request each holder of an outstanding certificate representing shares of Genta Delaware Preferred Stock to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Preferred Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, the registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, unless and until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any rights with respect to and to receive dividends and other distributions upon the shares of Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Genta Delaware so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

If any certificate for shares of the Surviving Corporation’s stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

IV. GENERAL

4.1 COVENANTS OF GENTA CALIFORNIA. Genta California covenants and agrees that it will, on or before the Effective Date of the Merger:

a) Take such actions as may be required by the California General Corporation Law to effect the Merger.

b) Take such actions as may be required by the Delaware General Corporation Law to effect the Merger.

4.2 FURTHER ASSURANCES. From time to time, as and when required by Genta California or by its successors or assigns, there shall be executed and delivered on behalf of Genta Delaware such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Genta California the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Genta Delaware and otherwise to carry out the purposes of this Agreement, and the officers and directors of Genta California are fully authorized in the name and on behalf of Genta Delaware or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Genta Delaware or of Genta California, or of both, notwithstanding the approval of this Agreement by the stockholders of Genta Delaware or by the sole stockholder of Genta California, or by both.

4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware; provided, that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

4.5 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Delaware General Corporation Law.

4.6 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

4.7 APPROVAL OF GENTA DELAWARE AS SOLE STOCKHOLDER OF GENTA CALIFORNIA. By its execution and delivery of this Agreement, Genta Delaware, as sole stockholder of Genta California, consents to, approves and adopts this Agreement and approves the Merger. Genta Delaware agrees to execute such further instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement and the Merger as the sole stockholder of Genta California.

IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Genta Incorporated, a Delaware Corporation, and Genta Merger Sub, Inc., a California Corporation is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

GENTA INCORPORATED
a Delaware corporation

By:
Name:
Title:

GENTA MERGER SUB, INC.
a California corporation

By:
Name:
Title:

APPENDIX E

Section 262 of the DGCL

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

Genta Incorporated

INTERNET
http://www.proxyvoting.com/gnta
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
26669-1

▼ **FOLD AND DETACH HERE** ▼

Please mark your votes as indicated in this example ☒

The Board of Directors recommends a vote "FOR" all the director nominees listed below and "FOR" Proposals 2 and 3.

	For All Nominees (except as marked to the contrary)	Withhold From all Nominees	EXCEPTIONS
1. To elect directors. Nominees:	☐	☐	☐

01 Raymond P. Warrell, Jr., M.D.
02 Marvin E. Jaffe, M.D.
03 Brian R. Leyland-Jones Ph.D.
04 Richard J. Moran
05 Christopher P. Parios

To withhold authority to vote for any nominee, write the nominee's name on the line below:

Withhold Authority for: ______________________________

Mark Here for Address Change or Comments SEE REVERSE ☐

Please sign exactly as your name(s) appears on your stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.

Signature ______________________ Signature ______________________ Date __________